                             TERM CREDIT AGREEMENT


                                    BETWEEN


                            THE BANK OF NOVA SCOTIA

                                    AS AGENT

                                      AND

                    ROYAL BANK OF CANADA, BANK OF MONTREAL,
        BANQUE NATIONALE DE PARIS (CANADA), THE TORONTO-DOMINION BANK,
                   MORGAN GUARANTY TRUST COMPANY OF NEW YORK,
                  SOCIETE GENERALE (CANADA) AND UNION BANK OF
                              SWITZERLAND (CANADA)

                                  AS CO-AGENTS

                                      AND

                            THE BANK OF NOVA SCOTIA
                        AND OTHER FINANCIAL INSTITUTIONS

                                   AS LENDERS

                                      AND

                    POTASH CORPORATION OF SASKATCHEWAN INC.

                                  AS BORROWER





                                                                 October 4, 1996

                                      (i)



                               TABLE OF CONTENTS

                                   ARTICLE 1
                                 INTERPRETATION


                 1.01  Defined Terms                          2
                 1.02  Other Usages                          14
                 1.03  Plural and Singular                   14
                 1.04  Headings                              14
                 1.05  Currency                              14
                 1.06  Applicable Law                        15
                 1.07  Time of the Essence                   15
                 1.08  Non-Banking Days                      15
                 1.09  Consents and Approvals                15
                 1.10  Amount of Outstanding Accommodation   15
                 1.11  Schedules                             15
                 1.12  Reliance on Disclosure                15
                 1.13  Extension of Conversion Date          16
                 1.14  Co-Agents                             17


                                   ARTICLE 2
                                CREDIT FACILITY


                 2.01  Establishment of Credit Facility      17
                 2.02  Lenders' Commitments                  17
                 2.03  Change of Amount of Credit Facility   18
                 2.04  Termination of Credit Facility        18


                                   ARTICLE 3
                 GENERAL PROVISIONS RELATING TO ACCOMMODATIONS


          3.01  Types of Accommodations                            19
          3.02  Funding of Loans                                   19
          3.03  Failure of Lender to Fund Loan                     20
          3.04  Inability to Fund U.S. Dollar Advances in Canada   20
          3.05  Time and Place of Payments                         22
          3.06  Remittance of Payments due to Lenders              22
          3.07  Evidence of Indebtedness                           22
          3.08  Notice Periods                                     22
          3.09  Lending Installations                              23

                                      (ii)



                                   ARTICLE 4
                                   DRAWDOWN


          4.01  Drawdown Notice                                    23
          4.02  One Borrowing                                      23
          4.03  Financing of Hostile Bid                           23


                                   ARTICLE 5
                                   ROLLOVERS


          5.01  LIBOR Loans                                        24
          5.02  Rollover Notice                                    24


                                   ARTICLE 6
                                  CONVERSIONS


          6.01  Converting Loan to Other Type of Loan              24
          6.02  Conversion Notice                                  25
          6.03  Absence of Notice                                  25
          6.04  Conversion After Default                           25


                                   ARTICLE 7
                               INTEREST AND FEES


          7.01  Interest Rates                                          25
          7.02  Calculation and Payment of Interest                     26
          7.03  General Interest Rules                                  26
          7.04  Selection of Interest Periods                           27
          7.05  Standby Fees                                            27
          7.06  Interest and Fee Adjustment.                            27


                                   ARTICLE 8
                 RESERVE, CAPITAL, INDEMNITY AND TAX PROVISIONS


       8.01  Conditions of Credit                                      28
       8.02  Change of Circumstances                                   28
       8.03  Assignment as a Result of Change of Circumstances         29
       8.04  Indemnity Relating to Credits                             30
       8.05  Indemnity for Transactional and Environmental Liability   30
       8.06  Payments Free and Clear of Taxes                          31

                                     (iii)


                                   ARTICLE 9
                           REPAYMENTS AND PREPAYMENTS


       9.01  Repayments                                                 32
       9.02  Mandatory Prepayments                                      32
       9.03  Voluntary Prepayments                                      33
       9.04  Payment Notice                                             33


                                   ARTICLE 10
                         REPRESENTATIONS AND WARRANTIES


      10.01  Representations and Warranties                             33
      10.02  Survival of Representations and Warranties                 36


                                   ARTICLE 11
                                   COVENANTS


       11.01  Affirmative Covenants                                     36
       11.02  Performance of Covenants by Agent                         40
       11.03  Restrictive Covenants                                     41


                                   ARTICLE 12
                     CONDITIONS PRECEDENT TO ACCOMMODATION

        12.01  Conditions Precedent to All Accommodation              42
        12.02  Conditions Precedent to First Accommodation            42
        12.03  Conditions Precedent to Funding Arcadian Acquisition   43
        12.04  Waiver                                                 44


                                   ARTICLE 13
                              DEFAULT AND REMEDIES


       13.01  Events of Default                                         44
       13.02  Remedies Cumulative                                       47
       13.03  Set-Off                                                   47


                                   ARTICLE 14
                                   THE AGENT


       14.01  Appointment and Authorization of Agent                    47
       14.02  Interest Holders                                          48
       14.03  Consultation with Counsel                                 48
       14.04  Documents                                                 48
       14.05  Agent as Lender                                           48

                                      (iv)


           14.06  Responsibility of Agent                         48
           14.07  Action by Agent                                 48
           14.08  Notice of Events of Default                     49
           14.09  Responsibility Disclaimed                       49
           14.10  Indemnification                                 49
           14.11  Credit Decision                                 50
           14.12  Successor Agent                                 50
           14.13  Delegation by Agent                             50
           14.14  Waivers and Amendments                          50
           14.15  Determination by Agent Conclusive and Binding   51
           14.16  Redistribution of Payment                       52
           14.17  Distribution of Notices                         52


                                   ARTICLE 15
                                 MISCELLANEOUS


           15.01  Waivers                                               52
           15.02  Notices                                               52
           15.03  Severability                                          53
           15.04  Counterparts                                          53
           15.05  Successors and Assigns                                53
           15.06  Assignment                                            53
           15.07  Unrelated Costs and Expenses                          54
           15.08  Entire Agreement                                      55
           15.09  Further Assurances                                    55
           15.10  Judgment Currency                                     55


Schedule A - Individual Commitments
Schedule B - Compliance Certificate
Schedule C - Form of Assignment
Schedule D-1 - Opinion of Borrower's Ontario Counsel
Schedule D-2 - Opinion of Borrower's General Counsel
Schedule E - Subsidiaries
Schedule F - Partnerships, Joint Ventures and Syndicates
Schedule G - Specific Permitted Liens
Schedule H - Additional Disclosure

                             TERM CREDIT AGREEMENT


     THIS AGREEMENT made as of the 4th day of October, 1996.

B E T W E E N:

          THE  BANK OF NOVA SCOTIA, a Canadian chartered bank

          (herein, in its capacity as agent to the Lenders, called the "Agent")

          ROYAL BANK OF CANADA, BANK OF MONTREAL, BANQUE NATIONALE DE PARIS (CANADA), THE TORONTO-DOMINION BANK, MORGAN GUARANTY TRUST COMPANY OF NEW YORK, SOCIETE GENERALE (CANADA) AND UNION BANK OF SWITZERLAND (CANADA)

          (herein called the "Co-Agents")

          - and -

          THE BANK OF NOVA SCOTIA and those financial institutions listed in Schedule A hereto and those financial institutions to whom the foregoing or their respective assigns may from time to time assign an undivided interest in the Credit Facility (as defined herein) and who agree to be bound by the terms hereof as a Lender

          (herein, in their capacities as lenders to the Borrower under the Credit Facility, collectively called the "Lenders" and individually called a "Lender")

          - and -

          POTASH CORPORATION OF SASKATCHEWAN INC., a corporation incorporated under the laws of the Province of Saskatchewan

          (herein called the "Borrower").


     WHEREAS the Borrower has requested the Lenders to provide to it a certain term credit facility to assist in financing the Arcadian Acquisition (as defined herein) and otherwise for general corporate purposes;

     AND WHEREAS the Lenders are willing to provide such a credit facility to the Borrower for the aforesaid purposes upon the terms and conditions contained herein;

     NOW THEREFORE THIS AGREEMENT WITNESSES that, in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto covenant and agree as follows:


                                   ARTICLE 1
                                 INTERPRETATION

1.01 DEFINED TERMS.     The following defined terms shall for all purposes of
this agreement, or any amendment, substitute, supplement, replacement or addition hereto, have the following respective meanings unless the context otherwise specifies or requires or unless otherwise defined herein:

"ACCOMMODATION" means accommodation made available to the Borrower by the Lenders under the Credit Facility, in each case in the manner provided in
Section 3.01.

"ACTING JOINTLY OR IN CONCERT" shall be interpreted in the manner described in subsection 91(1) of the Securities Act (Ontario).

"AFFILIATE" shall have the meaning ascribed thereto in the Business Corporations Act (Ontario).

"AGENCY FEE AGREEMENT" means the letter agreement dated July 17, 1996 between the Borrower and BNS, as the same may be amended, modified, supplemented or replaced from time to time.

"ALTERNATE BASE RATE CANADA" means, for any particular day, the variable rate of interest per annum, calculated on the basis of a 360-day year, which is equal to the greater of (a) the Base Rate Canada for such day and (b) the aggregate of (i) the Federal Funds Effective Rate for such day and (ii) 1/2 of 1% per annum.

"APPLICABLE MARGIN" means, at any particular time:

     (a) 0.500% per annum if the ratio of Debt to Capital as at the last day of the most recently completed Fiscal Quarter is greater than or equal to
          0.45 to 1;

     (b) 0.425% per annum if the ratio of Debt to Capital as at the last day of the most recently completed Fiscal Quarter is less than 0.45 to 1 but greater than or equal to 0.40 to 1;

     (c) 0.375% per annum if the ratio of Debt to Capital as at the last day of the most recently completed Fiscal Quarter is less than 0.40 to 1 but greater than or equal to 0.30 to 1; or

     (d) 0.325% per annum if the ratio of Debt to Capital as at the last day of the most recently completed Fiscal Quarter is less than 0.30 to 1.

"ARCADIAN" means Arcadian Corporation.

"ARCADIAN ACQUISITION" means the proposed acquisition by one or more United States wholly-owned subsidiaries of the Borrower of all of the common shares (on a fully diluted basis) of Arcadian.

"AVAILABLE ACCOMMODATION" means, at any particular time, the amount, if any, by which the amount of the Credit Facility (as such amount may be reduced from time to time pursuant to the terms hereof) at such time exceeds the aggregate amount of Accommodation outstanding at such time.

"BANKING DAY" means any day other than a Saturday or a Sunday on which banks generally are open for normal banking business in Toronto and New York and, with respect to transactions involving LIBOR Loans, on which transactions may be undertaken in the London interbank market.

"BASE RATE CANADA" means, for any particular day, the variable rate of interest per annum, calculated on the basis of a 360-day year, determined by the Agent for such day as its base rate for U.S. dollar loans made by the Agent in Canada, such base rate being a variable per annum reference rate of interest adjusted automatically upon change by the Agent.

"BASE RATE CANADA LOAN" means an Accommodation under the Credit Facility which is denominated in United States dollars and upon which interest accrues at a rate referrable to the Alternate Base Rate Canada.

"BNS" means The Bank of Nova Scotia in its individual capacity and not in its capacity as the Agent or as a Lender.

"BORROWING" means the outstanding Accommodation made available to the Borrower under the Credit Facility from time to time, subject to rollovers from time to time pursuant to Article 5 and conversions from time to time pursuant to
Article 6.

"BRANCH OF ACCOUNT" means the Investment Banking Division, Loan Administration and Agency Services, 44 King Street West, Toronto, Ontario, or such other branch of the Agent located in Canada as the Borrower and the Agent may agree upon.

"CANADIAN DOLLAR EQUIVALENT" means the Exchange Equivalent in Canadian dollars of any amount of United States dollars.

"CAPITAL" means, at any particular time, the aggregate of:

     (a)  Debt at such time; and

     (b)  Equity at such time.

"CODE" means the Internal Revenue Code of the United States, as amended from time to time, and any successor statute.

"COMMITMENT SHARE" means, with respect to a particular Lender at a particular time, the ratio of the Undrawn Commitment of such Lender at such time to the aggregate of the Undrawn Commitments of all of the Lenders at such time.

"COMPANIES" means the Borrower and the Subsidiaries.

"CONVERSION DATE" means October 3, 1997, as such date may be extended pursuant to Section 1.13.

"CONVERSION NOTICE" shall have the meaning ascribed thereto in Section 6.02.

"CREDIT EXCESS" means, as at a particular date, the amount, if any, by which the aggregate amount of Accommodation outstanding as at the close of business on such date exceeds 103% of the amount of the Credit Facility (as such amount may be reduced from time to time pursuant to the terms hereof) as at the close of business on such date.

"CREDIT FACILITY" means the term credit facility established by the Lenders pursuant to Section 2.01.

"DEBT" means, at any particular time, the aggregate of (without duplication):

     (a) the aggregate of the amounts which would, in accordance with generally accepted accounting principles, be classified on the consolidated balance sheet of the Borrower at such time as indebtedness for borrowed money of the Borrower and as capital leases of the Borrower (but specifically excluding Subordinated Debt); and

     (b) the aggregate indebtedness for borrowed money of entities other than the Companies to the extent guaranteed by any of the Companies at such time;

provided that, in the event that the Arcadian Acquisition is completed at any time during the Fiscal Quarter ending December 31, 1996, the Fiscal Quarter ending March 31, 1997 or the Fiscal Quarter ending June 30, 1997 (each, a "Transition Fiscal Quarter"), there shall be deducted from the foregoing aggregate amount, when measured as at the last day of each Transition Fiscal Quarter ending on or after the completion of the Arcadian Acquisition, the least of (i) net cash on hand of Arcadian at such time which is not subject to any restrictions on its use and is not dedicated to any purpose other than the repayment of Debt, (ii) Debt of Arcadian at such time and (iii) $300,000,000.

"DEFAULT" means any event which is or which, with the passage of time, the giving of notice or both, would be an Event of Default.

"DESIGNATED ACCOUNT" means an account of the Borrower maintained by the Agent at the Branch of Account for the purposes of transactions under this agreement.

"DRAWDOWN NOTICE" shall have the meaning ascribed thereto in Section 4.01.

"EBITDA" means, for any particular period, Net Income of the Borrower for such period plus, to the extent deducted in the determination of Net Income of the Borrower for such period, the aggregate of


     (a)  Interest Expense of the Borrower for such period;

     (b) consolidated income tax expenses (both current and deferred) of the Borrower (including, without limitation, those reported on the consolidated income statement of the Borrower as "provincial mining and other taxes") for such period; and

     (c) consolidated depreciation, amortization and other non-cash expenses of the Borrower for such period;

provided however, with respect to any calculation of the ratio referred to in
Section 11.01(e) after the completion of the Arcadian Acquisition which involves a calculation of EBITDA for the Fiscal Quarter during which the Arcadian Acquisition was completed or for any of the three immediately preceding Fiscal Quarters, "EBITDA" for such Fiscal Quarter shall mean the pro forma combined Net Income of the Borrower and Arcadian for such Fiscal Quarter plus, to the extent not included in the pro forma combined Net Income of the Borrower and Arcadian, the aggregate of

     (d) the pro forma combined Interest Expense of the Borrower and Arcadian for such Fiscal Quarter;

     (e) the pro forma combined income tax expenses (both current and deferred) of the Borrower and Arcadian (including, without limitation, those reported on the consolidated income statement of the Borrower as "provincial mining and other taxes") for such Fiscal Quarter; and

     (f) the pro forma combined depreciation, amortization and other non-cash expenses of the Borrower and Arcadian for such Fiscal Quarter.

"ENVIRONMENTAL LAWS" means all applicable federal, state, provincial or local statutes, laws, ordinances, codes, rules, regulations, consent decrees and administrative orders having the force of law and relating to public health or the protection of the environment.

"EQUITY" means, at any particular time, the aggregate of (i) the amount which would, in accordance with generally accepted accounting principles, be classified upon the consolidated balance sheet of the Borrower at such time as shareholder's equity and (ii) the amount of Subordinated Debt at such time.

"EQUITY SECURITY" shall have the meaning ascribed thereto in subsection 89(1) of the Securities Act (Ontario).

"ERISA" means the Employee Retirement Income Security Act of 1974 of the United States, as amended from time to time, and any successor statute.

"ERISA AFFILIATE" means any trade or business (whether or not incorporated) that is a member of a group of which any of the Companies is a member and which is treated as a single employer under Section 414(b) or (c) of the Code or
Section 4001 of ERISA.

"EVENT OF DEFAULT" means any one of the events set forth in Section 13.01.

"EXCHANGE EQUIVALENT" means, as of any particular date, with reference to any amount (the "original amount") expressed in either Canadian or United States dollars (the "original currency"), the amount expressed in the other currency which would be required to buy the original amount of the original currency using the noon spot rate of exchange for Canadian interbank transactions applied in converting the other currency into the original currency published by the Bank of Canada for such date.

"FEDERAL FUNDS EFFECTIVE RATE" means, for any particular day, the variable rate of interest per annum, calculated on the basis of a 360-day year, equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by United States federal funds brokers as published for such day (or, if such day is not a Banking Day, for the next preceding Banking Day) by the Federal Reserve Bank of New York or, for any Banking Day on which such rate is not so published by the Federal Reserve Bank of New York, the average of the quotations for such day for such transactions received by the Agent from three United States federal funds brokers of recognized standing selected by the Agent.

"FINANCIAL STATEMENTS" means the audited consolidated financial statements of the Borrower for the fiscal year ended on December 31, 1995.

"FISCAL QUARTER" means any of the three-month periods ending on the last day of March, June, September and December in each year.

"FISCAL YEAR" means any of the twelve-month periods ending on the last day of December in each year.

"GENERALLY ACCEPTED ACCOUNTING PRINCIPLES" means generally accepted accounting principles in effect in Canada from time to time consistently applied.

"HAZARDOUS MATERIALS" means any pollutant or contaminant or hazardous or toxic chemical, material or substance within the meaning of any applicable federal, state, provincial or local law, regulation, ordinance or requirement (including consent decrees and administrative orders) relating to or imposing liability or standards of conduct concerning any hazardous or toxic waste, substance or material or concerning the environment or public health, all as in effect on the applicable date.

"INDIVIDUAL COMMITMENT" means, with respect to a particular Lender, the amount set forth in Schedule A attached hereto, as reduced or amended from time to time pursuant to Sections 1.13(b), 1.13(d), 2.03, 2.04, 8.03 and 15.06, as the
individual commitment of such Lender under the Credit Facility.

"INTEREST EXPENSES" of any particular Person means, for any particular period, the amount which would, in accordance with generally accepted accounting principles, be classified on the consolidated income statement of such Person for such period as gross interest expenses.

"INTEREST PERIOD" means, in the case of any LIBOR Loan, the applicable period for which interest on such Loan shall be calculated pursuant to Article 7.

"LENDING INSTALLATION" means, with respect to a particular Lender, any office, branch, subsidiary or affiliate of such Lender which is located in Canada, the United States or the United Kingdom.

"LIBOR" means, for any particular day and for a particular Interest Period, the interest rate per annum, calculated on the basis of a 360-day year, equal to the arithmetic average of the rates per annum at which the Agent offers deposits in United States dollars to leading banks in the London interbank market at approximately 11:00 a.m. (London time) two Banking Days before the first day of such Interest Period for a period comparable to such Interest Period and in an amount approximately equal to the amount of the LIBOR Loan to be outstanding during such Interest Period.

"LIBOR LOAN" means an Accommodation under the Credit Facility which is denominated in United States dollars and upon which interest accrues at a rate referrable to LIBOR.

"LIEN" means any deed of trust, mortgage, charge, hypothec, assignment, pledge, lien, vendor's privilege or other security interest or encumbrance of whatever kind or nature, regardless of form and whether consensual or arising by law (statutory or otherwise), that secures the payment of any indebtedness or liability or the observance or performance of any obligation.

"LLC" means PCS Finance LLC, a limited liability corporation incorporated under the laws of the State of Delaware.

"LOANS" means LIBOR Loans, Base Rate Canada Loans and Prime Rate Loans.

"LONG TERM DEBT" means, at any particular time, that portion of Debt at such time which would not, in accordance with generally accepted accounting principles, be considered to be current liabilities at such time.

"MAJORITY LENDERS" means (i) at any particular time that there is Accommodation outstanding hereunder, such group of Lenders which, in the aggregate, have Outstanding Accommodations which are equal to at least two-thirds of the total amount of the Outstanding Accommodations of all of the Lenders at such time or
(ii) at any particular time that there is no Accommodation outstanding hereunder, such group of Lenders which, in the aggregate, have Individual Commitments which are equal to at least two-thirds of the total amount of the Individual Commitments of all of the Lenders at such time.

"MATERIAL ADVERSE CHANGE" means any change of circumstances or any event which would have a Material Adverse Effect.

"MATERIAL ADVERSE EFFECT" means an adverse effect on the financial condition, business, assets, properties or prospects of the Borrower on a consolidated basis which, individually or as part of a series of adverse effects, would have a material adverse effect on the ability of the Borrower to perform any of its payment obligations hereunder.

"MATERIAL SUBSIDIARIES" means PCS Sales (USA) Inc. (a successor to the U.S. business of Potash Corporation of Saskatchewan Sales Limited), Phosphate Holding Company, Inc., LLC, PCS Phosphate, White Springs, WSP, Arcadian (from and after the completion of the Arcadian Acquisition) and any other subsidiary of the Borrower whose book value of assets is greater than 20% of the book value of the assets of the Borrower on a consolidated basis or whose gross sales are greater than 20% of the gross sales of the Borrower on a consolidated basis.

"MATURITY DATE" means the fifth anniversary of the day immediately following the Conversion Date.

"MULTIEMPLOYER PLAN" means a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which any of the Companies or ERISA Affiliates is making or accruing an obligation to make contributions.

"NET INCOME" of a particular Person means, for any particular period, the amount which would, in accordance with generally accepted accounting principles, be classified on the consolidated income statement of such Person for such period as the net income after all unusual and extraordinary items other than any gains or losses on the disposition of property, plant and equipment and any non-cash writedowns of assets.

"OFFER TO ACQUIRE", "OFFEREE ISSUER" and "OFFEROR'S SECURITIES" shall each have the respective meaning ascribed thereto in subsection 89(1) of the Securities Act (Ontario).

"OFFICIAL BODY" means any national government or government of any political subdivision thereof, or any agency, authority, board, central bank, monetary authority, commission, department or instrumentality thereof, or any court, tribunal, grand jury, mediator or arbitrator, whether foreign or domestic, or any non-governmental regulating authority to the extent that the rules, regulations and orders of such body have the force of law.

"OUTSTANDING ACCOMMODATION" means, with respect to a particular Lender at a particular time, the aggregate amount of Accommodation outstanding at such time which has been made available by such Lender.

"PAYMENT NOTICE" shall have the meaning ascribed thereto in Section 9.04.

"PAYMENT SHARE" means, with respect to a particular Lender at a particular time, the ratio of Outstanding Accommodation of such Lender at such time to the aggregate of Outstanding Accommodations of all of the Lenders at such time.

"PBGC" means Pension Benefit Guaranty Corporation.

"PCS PHOSPHATE" means PCS Phosphate Company, Inc. the former name of which is Texasgulf Inc., a corporation incorporated under the laws of the State of Delaware, or any successor to its business.

"PERMITTED LIENS" means any one or more of the following with respect to the assets of the Companies:

     (a) inchoate or statutory Liens for taxes, assessments and other governmental charges or levies which are not delinquent (taking into account any relevant grace periods) or the validity of which are currently being contested in good faith by appropriate proceedings and in respect of which there shall have been set aside a reserve (segregated to the extent required by generally accepted accounting principles) in an amount which is adequate therefor;

     (b) inchoate or statutory Liens of contractors, subcontractors, mechanics, workers, suppliers, materialmen, carriers and others in respect of construction, maintenance, repair or operation of assets of the Companies, provided that such Liens are related to obligations not due or delinquent (taking into account any applicable grace or cure periods), are not registered as encumbrances against title to any assets of the Companies and adequate holdbacks are being maintained as required by applicable legislation or such Liens are being contested in good faith by appropriate proceedings and in respect of which there shall have been set aside a reserve (segregated to the extent required by generally accepted accounting principles) in an amount which is adequate with respect thereto and provided further that such Liens do not in the aggregate materially detract from the value of the assets of the Companies encumbered thereby or materially interfere with the use thereof in the operation of the business of the Companies;


     (c) easements, rights-of-way, servitudes, restrictions and similar rights in real property comprised in the assets of the Companies or interests therein granted or reserved to other persons, provided that such rights do not in the aggregate materially detract from the value of the assets of the Companies subject thereto or materially interfere with the use thereof in the operation of the business of the Companies;

     (d) title defects or irregularities which are of a minor nature and which do not in the aggregate materially detract from the value of the assets of the Companies encumbered thereby or materially interfere with the use thereof in the operation of the business of the Companies;

     (e) Liens incidental to the conduct of the business or the ownership of the assets of the Companies (other than those described in clauses (f) and (g) of this definition) which were not incurred in connection with the borrowing of money or the obtaining of advances or credit (including, without limitation, unpaid purchase price), and which do not in the aggregate materially detract from the value of the assets of the Companies encumbered thereby or materially interfere with the use thereof in the operation of the business of the Companies;

     (f) Liens securing appeal bonds and other similar Liens arising in connection with court proceedings (including, without limitation, surety bonds, security for costs of litigation where required by law and letters of credit) or any other instruments serving a similar purpose;

     (g) attachments, judgments and other similar Liens arising in connection with court proceedings; provided, however, that such Liens are in existence for less than 30 days after the entry therefor or the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings;

     (h) the reservations, limitations, provisos and conditions, if any, (i) expressed in any original grant from the Crown of any real property or any interest therein or in any comparable grant in jurisdictions other than Canada or (ii) expressed pursuant to the Land Titles Act (Saskatchewan);

     (i) Liens, charges or other security interests given to a public utility or any municipality or governmental or other public authority when required by such utility or other authority in connection with the operation of the business or the ownership of the assets of the Companies, provided that such Liens do not in the aggregate reduce the value of the assets of the Companies or materially interfere with the use thereof in the operation of the business of the Companies;

     (j) servicing agreements, development agreements, site plan agreements, and other agreements with governmental or public authorities pertaining to the use or development of any of the assets of the Companies, provided same are complied with including, without limitation, any obligations to deliver letters of credit and other security as required;

     (k) applicable municipal and other governmental restrictions, including municipal by-laws and regulations, affecting the use of land or the nature of any structures which may be erected thereon, provided such restrictions have been complied with;

     (l) Purchase Money Obligations arising in the ordinary course of business, where "Purchase Money Obligations" means any Lien created, issued or assumed by the Companies to secure indebtedness assumed as part of, or issued or incurred to pay or provide funds to pay, all or a part of the purchase price of any property (other than the securities of any Subsidiary or of any company which becomes a Subsidiary upon such purchase), provided that such Lien is limited to the property so acquired and is created, issued or assumed substantially concurrently with the acquisition of such property;

     (m)  Liens securing industrial revenue bonds issued by the Companies;

     (n) the right reserved to or vested in any Official Body by any statutory provision, or by the terms of any lease, licence, franchise, grant or permit of any of the Companies, to terminate any such lease, licence, franchise, grant or permit, or to require annual or other payments as a condition to the continuance thereof;

     (o)  the Liens set forth in Schedule G;

     (p) any amounts payable and obligations owing to any Person in respect of royalty interests held by such Person on the production of minerals by the Companies;

     (q) the interests of lessors pursuant to all leases, including the capital leases, under which a Company is the lessee;

     (r) Liens securing the indebtedness of companies which become Subsidiaries after the date hereof, which Liens and indebtedness are outstanding on the date the relevant company became a subsidiary, provided that such indebtedness does not at any time exceed $75,000,000 in the aggregate;

     (s) any deemed security interest in accounts arising as a result of the securitization thereof by the transfer thereof to a securitized asset pool;

     (t) the extension, renewal or refinancing of any Permitted Lien, provided that the amount so secured does not exceed the original amount secured immediately prior to such extension, renewal or refinancing; and

     (u)  Liens granted to the Lenders to secure the indebtedness hereunder.

"PERSON" means any natural person, corporation, firm, partnership, joint venture, joint stock company, incorporated or unincorporated association, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.

"PLAN" means any pension plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA which is maintained for employees of any of the Companies or ERISA Affiliates.

"PRIME RATE" means, for any particular day, the greater of (a) the variable rate of interest per annum, calculated on the basis of a year of 365 days or 366 days in the case of a leap year, determined by the Agent for such day as its prime rate for Canadian dollar loans made by the Agent in Canada, such prime rate being a variable per annum reference rate of interest adjusted automatically upon change by the Agent, and (b) the sum of (i) the arithmetic average of the rates per annum for Canadian dollar bankers' acceptances having a term of 30 days that appear on the Reuters Screen CDOR Page for the Agent as of 10:00 a.m. (Toronto time) on such day, as determined by the Agent, and (ii) 1/2 of 1% per annum.

"PRIME RATE LOAN" means an Accommodation under the Credit Facility which is denominated in Canadian dollars and upon which interest accrues at a rate referrable to the Prime Rate.

"PROPERTY" means all of the property owned, operated or used by the Companies.

"PRO RATA SHARE" means, with respect to a particular Lender at a particular time, the ratio of the Individual Commitment of such Lender at such time to the aggregate of the Individual Commitments of all of the Lenders at such time.

"QUALIFYING BID" means a Take-Over Bid which, based on such evidence as a particular Lender, acting reasonably and in good faith, considers to be satisfactory, is or will be supported by the management and/or directors of the offeree issuer, which support continues from the date upon which the Borrower gives notice of such Take-Over Bid to the Agent pursuant to Section 4.03 to the date upon which the offeror (as defined in the definition of Take-Over Bid) takes up and pays for the voting securities or equity securities forming the subject matter of the Take-Over Bid.

"REPAYMENT AMOUNT" means the aggregate amount of Accommodation outstanding under the Credit Facility at 5:00 p.m. (Toronto time) on the Conversion Date.

"ROLLOVER NOTICE" shall have the meaning ascribed thereto in Section 5.02.

"STANDBY FEE RATE" means, at any particular time:

     (a) 0.125% per annum if the ratio of Debt to Capital as at the last day of the most recently completed Fiscal Quarter is greater than or equal to
          0.45 to 1;

     (b) 0.105% per annum if the ratio of Debt to Capital as at the last day of the most recently completed Fiscal Quarter is less than 0.45 to 1 but greater than or equal to 0.40 to 1;

     (c) 0.100% per annum if the ratio of Debt to Capital as at the last day of the most recently completed Fiscal Quarter is less than 0.40 to 1 but greater than or equal to 0.30 to 1; or

     (d) 0.090% per annum if the ratio of Debt to Capital as at the last day of the most recently completed Fiscal Quarter is less than 0.30 to 1.

"SUBORDINATED DEBT" means, at any particular time, unsecured indebtedness of the Borrower (for greater certainty, excluding the Subsidiaries) which would otherwise be Debt but which is subordinated in writing, on terms satisfactory to the Majority Lenders acting reasonably (including, without limitation, subordination and postponement of principal repayments and restrictions on rights to accelerate and commence proceedings), to the indebtedness of the Borrower to the Agent and the Lenders hereunder.

"Subsidiaries" shall have the meaning ascribed thereto in the Business Corporations Act (Ontario).

"SUBSIDIARIES" means the subsidiaries of the Borrower including, without limitation, those identified as such in Schedule E (as such Schedule is updated pursuant to Section 11.01(a)(iii)).

"TAKE-OVER BID" means an offer to acquire voting securities or equity securities of a class made by the Borrower or any subsidiary or affiliate of the Borrower alone or acting jointly in concert with any other Person (collectively, the "offeror") to any security holder of the offeree issuer, where the securities subject to the offer to acquire, together with the offeror's securities, constitute in the aggregate 20% or more of the outstanding securities of that class of securities at the date of the offer to acquire, but excluding any such offer which, under the securities laws of the jurisdiction in which such offer is made, would be exempt from the formal requirements of a take-over bid.

"TANGIBLE NET WORTH" means, at any particular time, Equity at such time less the aggregate of the amounts which would, in accordance with generally accepted accounting principles, be classified on the consolidated balance sheet of the Borrower at such time as intangible assets, including, without limitation, goodwill and deferred expenses.

"TOTAL ASSETS" means, at any particular time, the amount which would, in accordance with generally accepted accounting principles, be classified on the consolidated balance sheet of the Borrower at such time as total assets.

"UNDRAWN COMMITMENT" means, with respect to a particular Lender at a particular time, the Individual Commitment of such Lender at such time less the Outstanding Accommodation of such Lender at such time.

"U.S. DOLLAR EQUIVALENT" means the Exchange Equivalent in United States of any amount of Canadian dollars.

"VOTING SECURITIES" shall have the meaning ascribed thereto in subsection 1(1) of the Securities Act (Ontario).

"WHITE SPRINGS" means White Springs Agricultural Chemicals, Inc.

"WITHDRAWAL LIABILITY" means, with respect to a Company or ERISA Affiliate, liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

"WSP" means White Springs Phosphate, Inc.

1.02 OTHER USAGES.     References to "this agreement", "the agreement",
"hereof", "herein", "hereto" and like references refer to this Term Credit Agreement and not to any particular Article, Section or other subdivision of this agreement. Any references herein to any agreements (including, without limitation, this agreement) or documents shall mean such agreements or documents as amended, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof.

1.03 PLURAL AND SINGULAR.     Where the context so requires, words importing
the singular number shall include the plural and vice versa.

1.04 HEADINGS.     The division of this agreement into Articles and Sections
and the insertion of headings in this agreement are for convenience of reference only and shall not affect the construction or interpretation of this agreement.

1.05 CURRENCY.     Unless otherwise specified herein, all statements of or
references to dollar amounts in this agreement shall mean lawful money of the United States of America.

1.06 APPLICABLE LAW.     This agreement shall be governed by and construed in
accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein. Any legal action or proceeding with respect to this agreement may be brought in the courts of the Province of Ontario and, by execution and delivery of this agreement, the parties hereby accept for themselves and in respect of their property, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts. Each party irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party to the address prescribed by
Section 15.02, such service to become effective when received. Nothing herein shall limit the right of any party to serve process in any manner permitted by law or to commence legal proceedings or otherwise proceed against any other party in any other jurisdiction.

1.07 TIME OF THE ESSENCE.     Time shall in all respects be of the essence of
this agreement.

1.08 NON-BANKING DAYS.     Subject to Section 7.04(c), whenever any payment to
be made hereunder shall be stated to be due or any action to be taken hereunder shall be stated to be required to be taken on a day other than a Banking Day, such payment shall be made or such action shall be taken on the next succeeding Banking Day and, in the case of the payment of any amount, the extension of time shall be included for the purposes of computation of interest, if any, thereon.

1.09 CONSENTS AND APPROVALS.     Whenever the consent or approval of a party
hereto is required in a particular circumstance, unless otherwise expressly provided for herein, such consent or approval shall not be unreasonably withheld or delayed by such party.

1.10 AMOUNT OF OUTSTANDING ACCOMMODATION.     Any reference herein to the
amount of Accommodation outstanding shall mean, at any particular time:

     (a) in the case of a Prime Rate Loan, the U.S. Dollar Equivalent of the principal amount thereof; and

     (b) in the case of a Base Rate Canada Loan or a LIBOR Loan, the principal amount thereof.


1.11 SCHEDULES.     Each and every one of the schedules which is referred to in this agreement and attached to this agreement shall form a part of this agreement.


1.12 RELIANCE ON DISCLOSURE.     Where in connection with any representation or
warranty or event of default, the Borrower has made a disclosure of certain facts herein, it is acknowledged by all of the parties hereto that such disclosure has been made in good faith by the Borrower and for purposes of greater certainty and that:

     (a) such disclosure is not an admission by the Borrower that such facts constitute a Material Adverse Change or Material Adverse Effect; and

     (b) the nature of such disclosure shall not be relied upon by any of the parties hereto as evidence of what constitutes a Material Adverse Change or Material Adverse Effect.

1.13 EXTENSION OF CONVERSION DATE.

     (a) The Borrower may, by written notice given to the Agent at least 60 days but not more than 90 days prior to the then current Conversion Date, request that the Conversion Date be extended to a date which is 364 days following the then current Conversion Date. Such extension shall become effective on the then current Conversion Date if, but only if, all of the Lenders notify the Agent in writing that they consent to such extension (whether such notification is provided either initially or after the completion of the procedures set forth in clauses (b), (c) and (d) below) at least 10 days prior to the then current Conversion Date, which consent may be withheld by the Lenders in their sole and absolute discretion. Any such notice to the Agent of consent to such extension which is given to the Agent more than 30 days prior to the then current Conversion Date shall be revocable by the Lender until the 30th day prior to the then current Conversion Date.

     (b) If the Borrower makes a request for an extension of the then current Conversion Date pursuant to Section 1.13(a), the Agent shall forthwith notify the Lenders of such request and each Lender shall, at least 30 days prior to the then current Conversion Date, notify the Agent as to whether or not it consents to such extension. If a group of Lenders (collectively, the "Extending Lenders" and individually, an "Extending Lender") whose Individual Commitments constitute in the aggregate at the time of such request at least 80% of the total Individual Commitments at such time have so notified the Agent that they consent to such extension (which notices have not been revoked) at least 30 days prior to the then current Conversion Date, and the remaining Lenders (collectively, the "Non-Extending Lenders" and individually, a "Non-Extending Lender") have either failed to so notify the Agent or have so notified the Agent that they do not consent to such extension at least 30 days prior to the then current Conversion Date, then the Borrower may indicate to the Agent in writing that it desires to replace the Non-Extending Lenders with one or more of the Extending Lenders, and the Agent shall then forthwith give notice to the Extending Lenders that any Extending Lender or Extending Lenders may, in the aggregate, assume all (but not part) of the Non-Extending Lenders' Individual Commitments and obligations hereunder and, in the aggregate, acquire all (but not part) of the rights of the Non-Extending Lenders hereunder (but in no event shall any Extending Lender or the Agent be obliged to so do). If one or more Extending Lenders shall so agree in writing (collectively, the "Assenting Lenders" and individually, an "Assenting Lender") with respect to such acquisition and assumption, the Individual Commitments and the rights and obligations of each such Assenting Lender hereunder shall be increased by its respective pro rata share (based on the relative Individual Commitments of the Assenting Lenders) of the Non-Extending Lenders' Individual Commitments and rights and obligations hereunder on a date no later than 20 days prior to the then current Conversion Date but otherwise mutually acceptable to the Assenting Lenders and the Borrower. On such date, the Assenting Lender shall pay to each Non-Extending Lender the advances of such Non-Extending Lender then outstanding, together with all interest accrued thereon and all other amounts owing to such Non-Extending Lender hereunder, and, upon such payment by the Assenting Lenders, such Non-Extending Lender shall cease to be a "Lender" for purposes of this agreement and shall no longer have any obligations hereunder. Upon the assumption of such Non-Extending Lender's Individual Commitment as aforesaid by an Assenting Lender, Schedule A hereto shall be deemed to be amended to increase the Individual Commitment of such Assenting Lender by the respective amounts of such assumption and to reduce the Individual Commitment of such Non-Extending Lender to nil.

     (c) If all of the Non-Extending Lenders' Individual Commitments and rights and obligations hereunder are not acquired and assumed by the Extending Lenders pursuant to Section 1.13(b), each Non-Extending Lender shall use its best efforts to sell on a timely basis (i.e., on or before a date no later than 10 days prior to the then current Conversion Date) its remaining Individual Commitment and rights and obligations hereunder to a Purchasing Lender (as defined in Section 15.06(c)) pursuant to Section 15.06(c), which Purchasing Lender is prepared to consent to the requested extension of the Conversion Date. If the Borrower identifies to a Non-Extending Lender such a specific Purchasing Lender, such Non-Extending Lender shall sell its remaining Individual Commitment and rights and obligations hereunder to such Purchasing Lender.

     (d) If no sale has been made pursuant to Section 1.13(c) by the date which is 10 days prior to the then Conversion Date, the Borrower may prepay on such date all Accommodations made available to it by each Non-Extending Lender together with all accrued and unpaid fees and interest with respect thereto (provided that, with respect to any such Accommodations which are LIBOR Loans, they may be so prepaid as they mature), whereupon the Individual Commitment of such Non-Extending Lender shall be reduced to nil and such Non-Extending Lender shall cease to be a Lender hereunder.

1.14 CO-AGENTS. Notwithstanding that the Co-Agents are named as parties hereto in such capacity, the Co-Agents have shall have no rights or obligations hereunder in such capacity.


                                   ARTICLE 2
                                CREDIT FACILITY

2.01 ESTABLISHMENT OF CREDIT FACILITY.     Subject to the terms and conditions
hereof, the Lenders hereby establish in favour of the Borrower a term credit facility (the "Credit Facility") in the amount of U.S. $1,450,000,000.

2.02 LENDERS' COMMITMENTS.    Subject to the terms and conditions hereof, the
Lenders severally agree to make Accommodation available to the Borrower under the Credit Facility from time to time provided that the aggregate amount of Accommodation to be made available by each Lender under the Credit Facility shall not at any time exceed the Individual Commitment of such Lender and further provided that the aggregate amount of Accommodation outstanding under the Credit Facility shall not at any time exceed the amount of the Credit Facility. All Accommodation requested under the Credit Facility shall be made available to the Borrower contemporaneously by all of the Lenders. Each Lender shall provide to the Borrower its Commitment Share of each Accommodation, whether such Accommodation is made available or continued, as the case may be, by way of drawdown, rollover or conversion. The number of different types of Accommodations outstanding at any time shall not exceed ten and, for such purposes, LIBOR Loans having different Interest Periods shall constitute different types of Accommodations. No Lender shall be responsible for any default by any other Lender in its obligation to provide its Commitment Share of any Accommodation nor shall the Individual Commitment of any Lender be increased as a result of any such default of another Lender. The failure of any Lender to make available to the Borrower its Commitment Share of any Accommodation shall not relieve any other Lender of its obligation hereunder to make available to the Borrower its Commitment Share of such Accommodation. Notwithstanding any other provision hereof, the Agent is authorized by the Borrower and the Lenders to allocate amongst the Lenders the LIBOR Loans to be advanced in such manner and amounts as the Agent may, in its sole and unfettered discretion acting reasonably, consider necessary, rounding up or down, so as to ensure that no Lender is required to advance a LIBOR Loan for a fraction of U.S. $100,000.

2.03 CHANGE OF AMOUNT OF CREDIT FACILITY.     At 5:00 p.m. (Toronto time) on
the Conversion Date, the amount of the Credit Facility shall be permanently reduced to the aggregate amount of Accommodation outstanding under the Credit Facility at such time. The amount of the Credit Facility will be permanently reduced at the time of and by the amount of each prepayment pursuant to Section 1.13(d) and each prepayment or repayment after the Conversion Date pursuant to
Article 9. At any time prior to the completion of the Arcadian Acquisition, the Borrower may abandon the Arcadian Acquisition by notice to the Agent to such effect, whereupon the amount of the Credit Facility shall be permanently reduced by $600,000,000. The Borrower may, from time to time on or prior to the Conversion Date and upon two Banking Days' notice to the Agent, reduce the amount of the Credit Facility to the extent the Credit Facility is not utilized (each such reduction being herein called a "Voluntary Reduction"). At the request of the Borrower and with the unanimous written approval of the Lenders (which approval may be arbitrarily withheld), the amount of the Credit Facility may be increased from time to time prior to the Conversion Date (each such increase being herein called a "Voluntary Increase") but only to an amount not to exceed U.S. $850,000,000 (or U.S.$1,450,000,000 after the completion of the Arcadian Acquisition) and provided further than any such request for a Voluntary Increase may be made by the Borrower no more frequently than twice during the 364-day period preceding a particular Conversion Date. Upon any change in the amount of the Credit Facility (other than a reduction thereof by reason of a prepayment pursuant to Section 1.13(d)), the Individual Commitment of each Lender shall thereupon be correspondingly changed by an amount equal to such Lender's Pro Rata Share of the amount of such change in the amount of the Credit Facility.


2.04 TERMINATION OF CREDIT FACILITY.      The Credit Facility shall terminate
upon the earliest to occur of:

     (a)  the Maturity Date;

     (b) the termination of the Credit Facility in accordance with Section 13.01; and

     (c) the date on which the Credit Facility has been permanently reduced to zero pursuant to Section 2.03.

Upon the termination of the Credit Facility, (i) the right of the Borrower to obtain or maintain Accommodation under the Credit Facility and all of the obligations of the Lenders to make Accommodation available under the Credit Facility shall automatically terminate and (ii) the Individual Commitment of each Lender shall be reduced to nil.


                                   ARTICLE 3
                 GENERAL PROVISIONS RELATING TO ACCOMMODATIONS

3.01 TYPES OF ACCOMMODATIONS.     Subject to the terms and conditions hereof,
the Borrower may obtain and maintain Accommodation under the Credit Facility by way of one or more Prime Rate Loans, Base Rate Canada Loans and LIBOR Loans.

3.02 FUNDING OF LOANS.    Each Lender shall make available to the Agent its
Commitment Share of the principal amount of each Loan under the Credit Facility prior to 11:30 a.m. (Toronto time) on the date of the Accommodation. The Agent shall, upon fulfilment by the Borrower or waiver by the Majority Lenders of the terms and conditions set forth in Article 12, make such funds available to the Borrower on the date of the Accommodation by crediting the Designated Account unless otherwise irrevocably authorized and directed in the Drawdown Notice. Unless the Agent has been notified by a Lender prior to 11:30 a.m. (Toronto time) on the date of the Accommodation that such Lender will not make available to the Agent its Commitment Share of such Loan, the Agent may assume that such Lender has made such portion of the Loan available to the Agent on the date of the Accommodation in accordance with the provisions hereof and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If the Agent has made such assumption, to the extent such Lender shall not have so made its Commitment Share of the Loan available to the Agent, such corresponding amount made available by the Agent shall not constitute a Loan hereunder, and the Agent shall be entitled to recover from such Lender, by way of reimbursement, such corresponding amount together with all reasonable costs incurred by the Agent in connection therewith and interest thereon (calculated at the then prevailing interbank rate for each day from the date such amount is made available to the Borrower until such amount is reimbursed to the Agent), for each day from the date such amount was made available to the Borrower until such amounts are reimbursed; provided that if the Lender fails to pay then the Borrower shall reimburse such amounts to the Agent. The amount payable by such Lender to the Agent pursuant hereto shall be set forth in a certificate delivered by the Agent to such Lender and the Borrower (which certificate shall contain reasonable details of how the amount payable is calculated) and shall constitute prima facie evidence of such amount payable. If such Lender makes the payment to the Agent required herein, the amount so paid shall constitute such Lender's Commitment Share of the Loan for purposes of this agreement and shall entitle the Lender to all rights and remedies against the Borrower in respect of such Loan. The failure of any Lender to make available to the Agent its Commitment Share of a Loan shall not relieve any other Lender of its obligation hereunder to make available to the Agent its Commitment Share of the Loan on the date of the Accommodation.

3.03 FAILURE OF LENDER TO FUND LOAN.     If any Lender fails to make available
to the Agent its Commitment Share of any Loan under the Credit Facility as required (such Lender being herein called the "Defaulting Lender") and the Agent has not funded pursuant to Section 3.02, the Agent shall forthwith give notice of such failure by the Defaulting Lender to the Borrower and the other Lenders and such notice shall state that any Lender may make available to the Agent all or any portion of the Defaulting Lender's Commitment Share of such Loan (but in no way shall any other Lender or the Agent be obliged to do so) in the place and stead of the Defaulting Lender. If more than one Lender gives notice that it is prepared to make funds available in the place and stead of a Defaulting Lender in such circumstances and the aggregate of the funds which such Lenders (herein collectively called the "Contributing Lenders" and individually called the "Contributing Lender") are prepared to make available exceeds the amount of the advance which the Defaulting Lender failed to make, then each Contributing Lender shall be deemed to have given notice that it is prepared to make available its pro rata share of such advance based on the Contributing Lenders' relative commitments to advance in such circumstances.
If any Contributing Lender makes funds available in the place and stead of a Defaulting Lender in such circumstances, then the Defaulting Lender shall pay to any Contributing Lender making the funds available in its place and stead, forthwith on demand, any amount advanced on its behalf together with interest thereon at the then prevailing interbank rate for each day from the date of advance to the date of payment, against payment by the Contributing Lender making the funds available of all interest received in respect of the Loan from the Borrower. In addition to interest as aforesaid, the Borrower shall pay all amounts owing by the Borrower to the Defaulting Lender hereunder (with respect to the amounts advanced by the Contributing Lenders on behalf of the Defaulting Lender) to the Contributing Lenders in accordance with Section 3.05 until such time as the Defaulting Lender pays to the Agent for the Contributing Lenders all amounts advanced by the Contributing Lenders on behalf of the Defaulting Lender.

3.04 INABILITY TO FUND U.S. DOLLAR ADVANCES IN CANADA.     If a Lender
determines in good faith, which determination shall be final, conclusive and binding on the Borrower, and the Agent notifies the Borrower that (i) by reason of circumstances affecting financial markets inside or outside Canada, deposits of United States dollars are unavailable to such Lender in Canada, (ii) adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided in the definition of LIBOR or Alternate Base Rate Canada, as the case may be, (iii) the making or continuation of United States dollar advances in Canada has been made impracticable by the occurrence of a contingency (other than a mere increase in rates payable by such Lender to fund the advance) which materially and adversely affects the funding of the advances at any interest rate computed on the basis of LIBOR or the Alternate Base Rate Canada, as the case may be, or by reason of a change in any applicable law or government regulation, guideline or order (whether or not having the force of law but, if not having the force of law, one with which a responsible bank would comply) or in the interpretation thereof by any Official Body affecting such Lender or any relevant financial market, which results in LIBOR no longer representing the effective cost to such Lender of deposits in such market for a relevant Interest Period, or (iv) any change to present law or any future law, regulation, order, treaty or official directive (whether or not having the force of law but, if not having the force of law, one with which a responsible bank would comply) or any change therein or any interpretation or application thereof by any Official Body has made it unlawful for such Lender to make or maintain or give effect to its obligations in respect of United States dollar advances in Canada as contemplated herein, then

     (a) the right of the Borrower to obtain any affected type of Accommodation from such Lender shall be suspended until such Lender determines that the circumstances causing such suspension no longer exist and the Agent so notifies the Borrower and the other Lenders;

     (b) if any affected type of Accommodation is not yet outstanding, any applicable Drawdown Notice, Rollover Notice or Conversion Notice shall be cancelled and the advance requested therein shall not be made;

     (c) if any LIBOR Loan is already outstanding at any time when the right of the Borrower to obtain Accommodation by way of a LIBOR Loan is suspended, it shall, subject to the Borrower having the right to obtain Accommodation by way of a Base Rate Canada Loan at such time, be converted on the last day of the Interest Period applicable thereto (or on such earlier date as may be required to comply with any applicable law) to a Base Rate Canada Loan in the principal amount equal to the principal amount of the LIBOR Loan or, if the Borrower does not have the right to obtain Accommodation by way of a Base Rate Canada Loan at such time, such LIBOR Loan shall be converted on the last day of the Interest Period applicable thereto (or on such earlier date as may be required to comply with any applicable law) to a Prime Rate Loan in the principal amount equal to the Canadian Dollar Equivalent of the principal amount of such LIBOR Loan; and

     (d) if any Base Rate Canada Loan is already outstanding at any time when the right of the Borrower to obtain Accommodation by way of a Base Rate Canada Loan is suspended, it shall, subject to the Borrower having the right to obtain Accommodation by way of a LIBOR Loan at such time, be immediately converted to a LIBOR Loan in the principal amount equal to the principal amount of the Base Rate Canada Loan and having an Interest Period of one month or, if the Borrower does not have the right to obtain Accommodation by way of a LIBOR Loan at such time, it shall be immediately converted to a Prime Rate Loan in the principal amount equal to the Canadian Dollar Equivalent of the principal amount of the Base Rate Canada Loan.

If the Borrower is notified by the Agent as aforesaid, then the Borrower may indicate to the Agent in writing that it desires to replace the aforesaid Lender and, in such event, the provisions of Section 8.03 shall apply mutatis mutandis to such Lender as if such Lender were the Affected Lender.

3.05 TIME AND PLACE OF PAYMENTS.     The Borrower shall make all payments
pursuant to this agreement or pursuant to any document, instrument or agreement delivered pursuant hereto by deposit to the applicable Designated Account before 12:00 noon (Toronto time) on the day specified for payment and the Agent shall be entitled to withdraw the amount of any payment due to the Agent or the Lenders from such account on the day specified for payment.

3.06 REMITTANCE OF PAYMENTS DUE TO LENDERS.    Forthwith after the withdrawal
from the applicable Designated Account by the Agent of any payment of principal, interest, fees, or other amounts for the benefit of the Lenders pursuant to Section 3.05, the Agent shall, subject to Section 8.03, remit to each Lender entitled thereto, in immediately available funds, such Lender's Payment Share of such payment (or such Lender's Commitment Share of such payment in the case of standby fees, calculated on a daily average basis); provided that if the Agent, on the assumption that it will receive, on any particular date, a payment of principal (including, without limitation, a prepayment), interest, fees or other amount hereunder, remits to each Lender entitled thereto its Payment Share or Commitment Share, as the case may be, of such payment and the Borrower fails to make such payment, each of the Lenders agrees to repay to the Agent, forthwith on demand, to the extent that such amount is not recovered from the Borrower on demand and after reasonable efforts by the Agent to collect such amount (without in any way obligating the Agent to take any legal action with respect to such collection), such Lender's Payment Share or Commitment Share, as the case may be, of the payment made to it pursuant hereto together with interest thereon at the then prevailing interbank rate for each day from the date such amount is remitted to the Lenders until the date such amount is paid or repaid to the Agent, the exact amount of the repayment required to be made by the Lenders pursuant hereto to be as set forth in a certificate delivered by the Agent to each Lender, which certificate shall constitute prima facie evidence of such amount of repayment.

3.07 EVIDENCE OF INDEBTEDNESS.     The Agent shall open and maintain accounts
wherein the Agent shall record the amount and type of Accommodation outstanding, each advance and each payment of principal and interest on account of each Loan and all other amounts becoming due to and being paid to the Lenders or the Agent hereunder. The Agent's accounts constitute, in the absence of manifest error, prima facie evidence of the indebtedness of the Borrower to the Lenders and the Agent hereunder.

3.08 NOTICE PERIODS.     Each Drawdown Notice, Rollover Notice, Conversion
Notice and Payment Notice shall be given to the Agent:

     (a) prior to 11:30 a.m. (Toronto time) on the third Banking Day prior to the date of a drawdown of, rollover of, conversion into, conversion of, conversion into, repayment of or prepayment of a LIBOR Loan; and

     (b) prior to 11:30 a.m. (Toronto time) on the second Banking Day prior to the date of any other drawdown, rollover, conversion, repayment or prepayment.

3.09 LENDING INSTALLATIONS. Each Lender may book its Loans at any Lending Installation selected by such Lender and may change such Lending Installation from time to time provided that, by such Lender so booking its Loans, the Borrower shall not incur any increased costs. All terms of this agreement shall apply to any such Lending Installation and the rights of each Lender hereunder shall be deemed to be held by such Lender for the benefit of such Lending Installation.


                                   ARTICLE 4
                                    DRAWDOWN

4.01 DRAWDOWN NOTICE.     Provided that all of the applicable conditions
precedent set forth in Article 12 have been fulfilled by the Borrower or waived by the Majority Lenders and subject to Section 4.03, the Borrower may have Accommodation made available to it under the Credit Facility from time to time prior to the Conversion Date by giving to the Agent an irrevocable notice ("Drawdown Notice") in accordance with Section 3.08 and specifying

     (a)  the date such Accommodation is to be made available;

     (b) whether such Accommodation is to be made available by way of LIBOR Loan, Base Rate Canada Loan or Prime Rate Loan;

     (c) if such Accommodation is to be made available by way of Loan, the principal amount of the Loan, and, if by way of LIBOR Loan, the Interest Period with respect thereto;

     (d) whether the proceeds of such Accommodation are to be used to assist in financing the Arcadian Acquisition; and

     (e) the details of any irrevocable authorization and direction with respect to the disbursement of the proceeds of such drawdowns.

4.02 ONE BORROWING.     For greater certainty, there shall only be one
Borrowing under the Credit Facility after the Conversion Date. Rollovers of Accommodations pursuant to Article 5 and conversions from one type of Accommodation to another pursuant to Article 6 represent variations only in the terms of the outstanding Borrowing that is a continuous obligation.

4.03 FINANCING OF HOSTILE BID.      If the Borrower wishes to have an
Accommodation made available to it under the Credit Facility for the purpose of financing a Take-Over Bid, the Borrower shall deliver to the Agent a written notice ("Take-Over Bid Notice") thereof at least 10 days prior to the date on which it gives to the Agent a Drawdown Notice requesting such Accommodation. Such Take-Over Bid Notice shall include the details of such Take-Over Bid and any evidence that such Take-Over Bid is a Qualifying Bid. As soon as possible but in any event within 3 days of the giving of the Take-Over Bid Notice, each Lender shall, acting reasonably and in good faith, determine whether or not it considers the Take-Over Bid to be a Qualifying Bid and shall so notify the Agent and the Borrower and, if the Lender so determines that the Take-Over Bid is not a Qualifying Bid, the Lender shall, in such notice, elect whether or not it wishes to fund its Commitment Share of such drawdown. Notwithstanding any other provisions hereof, if any Lender so determines that the Take-Over Bid is not a Qualifying Bid and elects not to fund its Commitment Share of the drawdown, such Lender shall not be required to fund its Commitment Share of such drawdown and the drawdown shall be reduced accordingly.


                                   ARTICLE 5
                                   ROLLOVERS

5.01 LIBOR LOANS.     Subject to Section 3.04 and provided that the Borrower
has, by giving notice to the Agent in accordance with Section 5.02, requested the Lenders to continue to make Accommodation available by way of LIBOR Loan at the end of the then outstanding Interest Period, each Lender shall, at the end of such Interest Period, continue to make Accommodation available to the Borrower by way of LIBOR Loan (without a further advance of funds to the Borrower) for the Interest Period specified in the Rollover Notice and in the principal amount equal to the principal amount of the outstanding LIBOR Loan to the extent it was made available by such Lender.

5.02 ROLLOVER NOTICE.     The notice to be given to the Agent pursuant to
Section 5.01 ("Rollover Notice") shall be irrevocable, shall be given in accordance with Section 3.08 and shall specify:

     (a)  the expiry date of the Interest Period of the outstanding LIBOR Loan;

     (b)  the principal amount of the LIBOR Loan;

     (c)  the new Interest Period of the LIBOR Loan.


                                   ARTICLE 6
                                  CONVERSIONS

6.01 CONVERTING LOAN TO OTHER TYPE OF LOAN.     Subject to Section 3.04 and
provided that the Borrower has, by giving notice to the Agent in accordance with Section 6.02, requested that all or a portion of an outstanding Loan of a particular type be converted into another type of Loan, each Lender shall, on the date of conversion (which, in the case of the conversion of all or a portion of an outstanding LIBOR Loan, shall be the last day of the Interest Period of such Loan), continue to make Accommodation available to the Borrower by way of the type of Loan into which the outstanding Loan or a portion thereof is converted (without a further advance of funds to the Borrower) in the aggregate principal amount equal to the principal amount or the Exchange Equivalent of the principal amount, as the case may be, of the outstanding Loan or the portion thereof which is being converted to the extent it was made available by such Lender.

6.02 CONVERSION NOTICE.     The notice to be given to the Agent pursuant to
Section 6.01 ("Conversion Notice") shall be irrevocable, shall be given in accordance with Section 3.08 and shall specify:

     (a)  the type of Loan to be converted;

     (b)  the date on which the conversion is to take place;

     (c) the principal amount of the Loan or the portion thereof which is to be converted;

     (d) the type and amount of the Loan into which the outstanding Loan is to be converted; and

     (e) if outstanding Accommodation is to be converted into a LIBOR Loan, the applicable Interest Period.

6.03 ABSENCE OF NOTICE.     In the absence of a Rollover Notice or Conversion
Notice within the appropriate time periods referred to herein, a LIBOR Loan at the end of its Interest Period shall be automatically converted to a Base Rate Canada Loan as though a notice to such effect had been given in accordance with
Section 6.02.

6.04 CONVERSION AFTER DEFAULT.    If an Event of Default has occurred and is
continuing at 10:00 a.m. (Toronto time) on the third Banking Day prior to the last day of the Interest Period of a LIBOR Loan, the Agent may, with the approval of the Majority Lenders and upon notice to the Borrower, convert such LIBOR Loan to a Base Rate Canada Loan as though a notice to such effect had been given in accordance with Section 6.02.


                                   ARTICLE 7
                               INTEREST AND FEES




7.01 INTEREST RATES.     The Borrower shall pay to the Lenders, in accordance
with Section 3.08, interest on the outstanding principal amount from time to time of each such Loan at the rate per annum equal to:

     (a)  the Prime Rate in the case of each Prime Rate Loan;

     (b) the Alternate Base Rate Canada in the case of each Base Rate Canada Loan; and

     (c)  LIBOR plus the Applicable Margin in the case of each LIBOR Loan.

7.02 CALCULATION AND PAYMENT OF INTEREST.

     (a) Interest on the outstanding principal amount from time to time of each Prime Rate Loan shall accrue from day to day from and including the date on which Accommodation is made available by way of such Loan to but excluding the date on which such Loan is repaid in full (both before and after maturity and before and after judgment) and shall be calculated on the basis of the actual number of days elapsed divided by 365 or 366 in the case of a leap year.

     (b) Interest on the outstanding principal amount from time to time of each LIBOR Loan and Base Rate Canada Loan shall accrue from day to day from and including the date on which Accommodation is made available by way of such Loan to but excluding the date on which such Loan is repaid in full (both before and after maturity and before and after judgment) and shall be calculated on the basis of the actual number of days elapsed divided by 360.

     (c)  Accrued interest shall be paid,

          (i) in the case of interest on Prime Rate Loans and Base Rate Canada Loans, monthly in arrears on the last Banking Day of each calendar month; and

          (ii) in the case of interest on LIBOR Loans, on the last day of the applicable Interest Period and, where the Interest Period is longer than three months, three months after the beginning of such Interest Period.

7.03 GENERAL INTEREST RULES.

     (a) For the purposes hereof, whenever interest is calculated on the basis of a year of 360 days, each rate of interest determined pursuant to such calculation expressed as an annual rate for the purposes of the Interest Act (Canada) is equivalent to such rate as so determined multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by 360.

     (b) Interest on each Loan shall be payable in the currency in which such Loan is denominated during the relevant period.

     (c) If the Borrower fails to pay any principal, interest, fee or other amount of any nature payable by it hereunder on the due date therefor, the Borrower shall pay to the Lenders to whom such amount is due interest on such overdue amount in the same currency as such overdue amount is payable from and including such due date to but excluding the date of actual payment (as well after as before judgment) at the rate per annum, calculated and compounded monthly, which is equal to:

          (i) the Alternate Base Rate Canada plus 1% in the case of overdue amounts denominated in U.S. dollars; and

          (ii) the Prime Rate plus 1% in the case of all other overdue amounts.

7.04 SELECTION OF INTEREST PERIODS.     With respect to each LIBOR Loan, the
Borrower shall specify in the Drawdown Notice, Rollover Notice or Conversion Notice, the duration of the Interest Period provided that:

     (a) Interest Periods for LIBOR Loans shall have a duration of one, two, three, six, nine or twelve months and shall end on or before the Maturity Date;

     (b) the first Interest Period for a LIBOR Loan shall commence on and include the day on which Accommodation is made available by way of such Loan and each subsequent Interest Period applicable thereto shall commence on and include the date of the expiry of the immediately preceding Interest Period applicable thereto; and

     (c) if any Interest Period would end on a day which is not a Banking Day, such Interest Period shall be extended to the next succeeding Banking Day unless such next succeeding Banking Day falls in the next calendar month, in which case such Interest Period shall be shortened to end on the immediately preceding Banking Day.

7.05 STANDBY FEES.     Upon the first Banking Day immediately following the
completion of each Fiscal Quarter and upon the termination of the Credit Facility pursuant to Section 2.04, the Borrower shall pay to the Lenders, in arrears, a standby fee, calculated and accruing daily from the date of the execution and delivery of this agreement at the rate per annum, calculated on the basis of a year of 365 days or 366 days in the case of a leap year, equal to the Standby Fee Rate on the Available Accommodation during such Fiscal Quarter. Such standby fee shall be non-refundable and shall be fully earned when due.

7.06 INTEREST AND FEE ADJUSTMENT.     The changes in the interest rates and
standby fees contemplated in the definitions of Applicable Margin and Standby Fee Rate shall be effective as of the first day of the Fiscal Quarter in which the compliance certificate contemplated under Section 11.01(a)(v) is required to be delivered certifying the ratio of Debt to Capital as at the last day of the most recently completed Fiscal Quarter. With respect to any payment of interest or standby fee which is required to be made between the first day of any Fiscal Quarter and the date on which the aforesaid compliance certificate is delivered (the "Stub Period"), the Applicable Margin or the Standby Fee Rate used to calculate the amount of such payment shall be the Applicable Margin or the Standby Fee Rate, as the case may be, for the previous Fiscal Quarter.
Upon receipt of each compliance certificate, the Agent shall forthwith determine the amount of any overpayment or underpayment of interest and standby fees during the immediately preceding Stub Period and notify the Borrower and the Lenders of such amount. Such determination by the Agent shall constitute, in the absence of manifest error, prima facie evidence of the amount of such overpayment or underpayment, as the case may be. In the event of an underpayment, the Borrower shall, upon receipt of such notice, pay to the Lenders, in accordance with Section 3.05, the amount of such
underpayment.   In the event of an overpayment, the amount of such overpayment shall be credited and applied to succeeding payments of interest or standby fees as they become due until such amount has been fully applied.


                                   ARTICLE 8
                 RESERVE, CAPITAL, INDEMNITY AND TAX PROVISIONS

8.01 CONDITIONS OF CREDIT.     The obtaining or maintaining of Accommodation
hereunder shall be subject to the terms and conditions contained in this
Article 8.

8.02 CHANGE OF CIRCUMSTANCES.

     (a) If, after the date hereof, the introduction of or any change in or in the interpretation of, or any change in its application to any Lender of, any law or any regulation or guideline issued by any Official Body, including, without limitation, any reserve or special deposit requirement or any tax (other than tax on a Lender's general income) or any capital requirement, has, due to a Lender's compliance, the effect, directly or indirectly, of (i) increasing the cost to such Lender of performing its obligations hereunder; (ii) reducing any amount received or receivable by such Lender hereunder or its effective return hereunder or on its capital; or (iii) causing such Lender to make any payment or to forego any return based on any amount received or receivable by such Lender hereunder, then the Lender shall deliver to the Borrower a certificate setting out the reason for and the calculation of the relevant amount and, upon demand from time to time, the Borrower shall pay such amount as shall compensate such Lender for any such cost, reduction, payment or foregone return (but no earlier than the amount to which it pertains would have been required to be paid hereunder) provided that the Borrower shall be obligated under this Section 8.02(a) to compensate such Lender for capital adequacy requirements measured against its outstanding obligations hereunder only to the extent such capital adequacy requirements are in excess of the capital adequacy requirements as of the date hereof. Any certificate of a Lender in respect of the foregoing will be conclusive and binding upon the Borrower, except for manifest error, provided that such Lender shall determine the amounts owing to it in good faith using any reasonable averaging and attribution methods.

     (b) Each Lender agrees that, as promptly as practicable after it becomes aware of the occurrence of an event or the existence of a condition that would cause it to seek additional amounts from the Borrower pursuant to Section 8.02(a), it will use reasonable efforts to make, fund or maintain the affected Accommodation through another lending office or take such other actions as it deems appropriate if as a result thereof the additional moneys which would otherwise be required to be paid in respect of such Accommodation pursuant to
Section 8.02(a) would be reduced and if, as determined by such Lender in its sole discretion, the making, funding or maintaining of such Accommodation through such other lending office or the taking of such other actions would not otherwise adversely affect such Accommodation or such Lender and would not, in such Lender's sole discretion, be commercially unreasonable.

     (c) Notwithstanding Section 8.02(a), the Borrower shall not be liable to compensate a Lender for any such cost, reduction, payment or foregone return:


          (i) resulting from any law, regulation or guideline now in effect or of which such Lender has received actual notice as of the date hereof and which will take effect during the term of this agreement;

          (ii) occurring more than 60 days before receipt by the Borrower of the certificate described in Section 8.02(a); or

         (iii) if such compensation is not being claimed as a general practice from customers of such Lender who by agreement are liable to pay such or similar compensation.

In determining the amount of compensation payable by the Borrower under Section 8.02(a), such Lender shall use all reasonable efforts to minimize the compensation payable by the Borrower including, without limitation, using all reasonable efforts to obtain refunds or credits in the ordinary course of its business, and any compensation paid by the Borrower which is later determined not to have been properly payable or in respect of which a refund, credit or compensation has been received shall forthwith be reimbursed by such Lender to the Borrower.

8.03 ASSIGNMENT AS A RESULT OF CHANGE OF CIRCUMSTANCES.     If any Lender but
not all of the Lenders seeks additional compensation pursuant to Section 8.02(a) (the "Affected Lender"), then the Borrower may indicate to the Agent in writing that it desires the Affected Lender to be replaced with one or more of the other Lenders, and the Agent shall then forthwith give notice to the other Lenders that any Lender or Lenders may, in the aggregate, assume all (but not part) of the Affected Lender's Individual Commitment and obligations hereunder and acquire all (but not part) of the rights of the Affected Lender and assume all (but not part) of the obligations of the Affected Lender under each of the other agreements and instruments delivered pursuant hereto (but in no event shall any other Lender or the Agent be obliged to do so). If one or more Lenders shall so agree in writing (herein collectively called the "Assenting Lenders" and individually called an "Assenting Lender") with respect to such acquisition and assumption, the Individual Commitment and the obligations of such Assenting Lender under this agreement and the rights and obligations of such Assenting Lender under each of the other agreements and instruments delivered pursuant hereto shall be increased by its respective pro rata share (based on the relative Individual Commitments of the Assenting Lenders) of the Affected Lender's Outstanding Accommodation and Individual Commitment and obligations under this agreement and rights and obligations under each of the other agreements and instruments delivered pursuant hereto on a date mutually acceptable to the Assenting Lenders and the Borrower. On such date, the Assenting Lenders shall pay to the Affected Lender the amount of the outstanding Accommodations which it has made available to the Borrower and the Affected Lender shall cease to be a "Lender" for purposes of this agreement and shall no longer have any obligations hereunder. Upon the assumption of the Affected Lender's Individual Commitment as aforesaid by an Assenting Lender, Schedule A hereto shall be deemed to be amended to increase the Individual Commitment of such Assenting Lender by the respective amounts of such assumption. If there are no Assenting Lenders, the Borrower may designate to the Agent by written notice a Canadian chartered bank which is not a Lender and, for all purposes of this
Section 8.03, such bank shall be the sole Assenting Lender.

8.04 INDEMNITY RELATING TO CREDITS.     Upon notice from the Agent to the
Borrower (which notice shall be accompanied by a detailed calculation of the amount to be paid by the Borrower), the Borrower shall pay to the Agent or the Lenders such amount or amounts as will compensate the Agent or the Lenders for any loss, cost or expense incurred by them in the liquidation or redeposit of any funds acquired by the Lenders to fund or maintain any portion of a LIBOR Loan as a result of:

     (a) the failure of the Borrower to borrow or make repayments on the dates specified under this agreement or in any notice from the Borrower to the Agent; or

     (b) the repayment or prepayment of any amounts on a day other than the payment dates prescribed herein or in any notice from the Borrower to the Agent.

8.05 INDEMNITY FOR TRANSACTIONAL AND ENVIRONMENTAL LIABILITY.

     (a) The Borrower hereby agrees to indemnify, exonerate and hold the Agent and each Lender and each of their respective officers, directors and agents (collectively, the "Indemnified Parties") free and harmless from and against any and all claims, demands, actions, causes of action, suits, losses, costs (including, without limitation, all documentary, recording, filing, mortgage or other stamp taxes or duties), charges, liabilities and damages, and expenses in connection therewith (irrespective of whether such Indemnified Party is a party to the action for which indemnification hereunder is sought), and including, without limitation, reasonable legal fees and out of pocket disbursements (collectively, in this Section 8.05(a), the "Indemnified Liabilities"), paid, incurred or suffered by the Indemnified Parties or any of them as a result of, or arising out of, or relating to (i) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Accommodation obtained hereunder, or (ii) the execution, delivery, performance or enforcement of this agreement and any instrument, document or agreement executed pursuant hereto, except for any such Indemnified Liabilities that a court of competent jurisdiction determined arose on account of the relevant Indemnified Party's gross negligence or willful misconduct.

     (b) Without limiting the generality of the indemnity set out in Section 8.05(a), the Borrower hereby further agrees to indemnify, exonerate and hold the Indemnified Parties free and harmless from and against any and all claims, demand, actions, causes of action, suits, losses, costs, charges, liabilities and damages, and expenses in connection therewith, including, without limitation, reasonable legal fees and out of pocket disbursements, of any and every kind whatsoever (collectively, in this Section 8.05(b), the "Indemnified Liabilities"), paid, incurred or suffered by the Indemnified Parties or any of them for, with respect to, or as a direct or indirect result of, (i) the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission or release from, any Property of any Hazardous Material or (ii) the breach or violation of any Environmental Law by any of the Companies, except for any such Indemnified Liabilities that a court of competent jurisdiction determined arose on account of the relevant Indemnified Party's gross negligence or willful misconduct.

     (c) All obligations provided for in this Section 8.05 shall survive any termination of the Credit Facilities or this agreement and shall not be reduced or impaired by any investigation made by or on behalf of the Agent or any of the Lenders.

     (d) The Borrower hereby agrees that, for the purposes of effectively allocating the risk of loss placed on the Borrower by this Section 8.05, the Agent and each of the Lenders shall be deemed to be acting as the agent or trustee on behalf of and for the benefit of its officers, directors and agents.

     (e)  If, for any reason, the obligations of the Borrower pursuant to this
Section 8.05 shall be unenforceable, the Borrower agrees to make the maximum contribution to the payment and satisfaction of each obligation that is permissible under applicable law, except to the extent that a court of competent jurisdiction determines such obligations arose on account of the gross negligence or willful misconduct of any Indemnified Party.


8.06 PAYMENTS FREE AND CLEAR OF TAXES.    The Borrower hereby agrees, in favour
of the Agent and each Lender that:

     (a) Any and all payments made by the Borrower under or pursuant to this agreement or any agreement or instrument delivered pursuant hereto shall be made free and clear of, and without deduction for, any and all present or future taxes, levies, imposts, deductions, charges, fees, duties or withholding or other charges of any nature imposed by any taxing authority in Canada, and all liabilities with respect thereto, imposed as a consequence of the making of any payment under or pursuant to this agreement or any agreement or instrument delivered pursuant hereto excluding, in the case of the Agent or any Lender, taxes imposed on its net income or capital taxes or receipts and franchise taxes (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable to the Agent or any Lender under or pursuant to this agreement or any agreement or instrument delivered pursuant hereto, the sum so payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 8.06) the Agent or such Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made.

     (b) The Borrower hereby indemnifies and holds harmless the Agent and each Lender for the full amount of Taxes, and for any incremental Taxes due to the Borrower's failure to remit to the Agent and the Lenders the required receipts or other required documentary evidence or due to the Borrower's failure to pay any Taxes when due to the appropriate taxing authority (including, without limitation, any taxes imposed by any jurisdiction on amounts payable under this Section 8.06) which are paid by the Agent or any Lender, as the case may be, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or taxes were correctly or legally assessed. The Agent or any Lender who pays any Taxes or taxes shall promptly notify the Borrower of such payment and, if such payment was made pursuant to an incorrect or illegal assessment, shall reasonably cooperate with the Borrower, at the expense of the Borrower, in any dispute of such assessment. Payment pursuant to this indemnification shall be made within 30 days from the date the Agent or such Lender, as the case may be, makes written demand therefor.

     (c) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 8.06 shall survive the repayment of the outstanding Accommodation hereunder and the termination of the Credit Facility or this agreement.





                                   ARTICLE 9
                           REPAYMENTS AND PREPAYMENTS

9.01 REPAYMENTS.     Subject to Section 9.04, the Borrower shall repay to the
Lenders the outstanding Accommodation under the Credit Facility in the following instalments:

     (a) twenty quarterly instalments, each in an amount equal to 1% of the Repayment Amount, on the last day of each Fiscal Quarter, the first of such instalments being on the last day of the Fiscal Quarter during which the Conversion Date occurs; and

     (b) the balance of the outstanding Accommodation under the Credit Facility on the Maturity Date.

Amounts which are repaid as aforesaid may not be reborrowed.

9.02 MANDATORY PREPAYMENTS.

     (a) Subject to Sections 9.04 and 9.05, the Borrower shall, upon the demand of the Agent (with the instructions of the Majority Lenders), prepay outstanding Accommodation under the Credit Facility in the amount of the Credit Excess at the time of such demand.

     (b) Amounts which are prepaid pursuant to this Section 9.02 prior to the Conversion Date may be reborrowed. Amounts which are prepaid pursuant to this
Section 9.02 on and after the Conversion Date may not be reborrowed.

9.03 VOLUNTARY PREPAYMENTS.

     (a) Subject to Section 9.04, the Borrower shall be entitled, at its option, to prepay all or any portion of the Accommodation under the Credit Facility which is outstanding by way of Loan at any time provided that Section 8.04(b) shall be complied with in connection with any such prepayment. Any such prepayment after the Conversion Date shall be applied to the instalments referred to in Section 9.01 in order of maturity.

     (b) Amount which are prepaid pursuant to this Section 9.03 prior to the Conversion Date may be reborrowed. Amounts which are prepaid pursuant to this
Section 9.04 on or after the Conversion Date may not be reborrowed.



9.04 PAYMENT NOTICE.     The Borrower shall give written notice ("Payment
Notice") to the Agent of each repayment pursuant to Section 9.01, each mandatory prepayment pursuant to Section 9.02 and each voluntary prepayment pursuant to Section 9.03. Such notice shall be irrevocable, shall be given in accordance with Section 3.08 and shall specify:

     (a)  the date on which the repayment or prepayment is to take place; and

     (b)  the manner in which the repayment or prepayment is to be effected.


9.05 LIMITED REPAYMENT AMOUNT.     Notwithstanding anything to the contrary in
this agreement, other than pursuant to Section 13.01, no more than 25% of the Repayment Amount, (such amount being the "Limited Repayment Amount") shall be required to be repaid or prepaid or held by or for the benefit of the Lenders such that such principal amount would be actually, or be considered to have been constructively, repaid or prepaid for purposes of paragraph 212(1)(b)(vii) of the Income Tax Act (Canada) on or prior to the fifth anniversary of the Conversion Date. To the extent that any provision of this agreement requires any repayment or prepayment (actual or constructive) that would result in the aggregate repayment and prepayment (actual or constructive) of outstanding Accommodation exceeding the Limited Repayment Amount on or prior to the fifth anniversary of the Conversion Date, the provision shall be deemed to be modified so as to require the repayment or prepayment of such amount in excess of the Limited Repayment Amount on the Maturity Date.


                                   ARTICLE 10
                         REPRESENTATIONS AND WARRANTIES

10.01 REPRESENTATIONS AND WARRANTIES.     To induce the Lenders and the Agent
to enter into this agreement and to make Accommodation available to the Borrower hereunder from time to time, the Borrower hereby represents and warrants to the Lenders and the Agent, as at the date hereof and, with respect to Sections 10.01(e) to (h), as at the date of each drawdown pursuant to Article 4, each rollover pursuant to Article 5 and each conversion pursuant to Article 6 and as at the last day of each Fiscal Quarter, as follows and acknowledges and confirms that the Lenders and the Agent are relying upon such representations and warranties in executing this agreement and in making Accommodation available hereunder:

     (a)  STATUS AND POWER.     The Borrower is a corporation duly incorporated
          and organized and validly subsisting in good standing under the laws of the Province of Saskatchewan. Each of the Material Subsidiaries (other than LLC) is a corporation duly incorporated and organized and validly subsisting in good standing under the laws of its jurisdiction of incorporation as set forth in Schedule E. LLC is a limited liability company validly subsisting under the laws of the State of Delaware. The Borrower and each of the Material Subsidiaries is duly qualified, registered or licensed in all jurisdictions where such qualification, registration or licensing is required. The Borrower and each of the Material Subsidiaries has all requisite corporate capacity, power and authority to own, hold under licence or lease its properties and to carry on its business as now conducted. The Borrower has all requisite corporate capacity, power and authority to enter into and carry out the transactions contemplated by this agreement.

     (b)  AUTHORIZATION AND ENFORCEMENT.     All necessary action, corporate or
          otherwise, has been taken to authorize the execution, delivery and performance by the Borrower of this agreement. The Borrower has duly executed and delivered this agreement. This agreement is a legal, valid and binding obligation of the Borrower enforceable against the Borrower by the Agent and the Lenders in accordance with its terms, subject to the qualifications contained in the opinion of the Borrower's counsel delivered pursuant to Section 12.02(d)(vii).

     (c)  COMPLIANCE WITH OTHER INSTRUMENTS.     The execution, delivery and
          performance by the Borrower of this agreement and the consummation of the transactions contemplated herein do not conflict with, result in any breach or violation of, or constitute a default under the terms, conditions or provisions of the charter or constating documents or by-laws of, or any unanimous shareholder agreement relating to, the Borrower or of any law, regulation, judgment, decree or order binding on or applicable to the Borrower or to which its property is subject or of any material agreement, lease, licence, permit or other instrument to which the Borrower is a party or is otherwise bound or by which the Borrower benefits or to which its property is subject and do not require the consent or approval of any Official Body or any other party.

     (d)  FINANCIAL STATEMENTS.    The Financial Statements were prepared in
          accordance with generally accepted accounting principles and no Material Adverse Change has occurred since December 31, 1995. The balance sheets contained in the

          Financial Statements fairly present the consolidated financial condition of the Borrower as at the respective dates thereof and the statements of income contained in the Financial Statements fairly present the consolidated results of operations of the Borrower during the respective fiscal periods covered thereby.

     (e)  LITIGATION.    There are no actions, suits, inquiries, claims or
          proceedings (whether or not purportedly on behalf of any of the Companies) which have been commenced against or affecting any of the Companies before any Official Body which could reasonably be expected to have a Material Adverse Effect other than as described in note 23 entitled "Contingencies" in the 1995 Annual Report to Shareholders of the Borrower.

     (f)  OUTSTANDING DEFAULTS.    No event has occurred which constitutes or
          which, with the giving of notice, lapse of time or both, would constitute a default under or in respect of any agreement, undertaking or instrument to which any of the Companies is a party or to which its property or assets may be subject, where such default could reasonably be expected to have a Material Adverse Effect, other than as disclosed in Schedule H.

     (g)  EMPLOYEE BENEFIT PLANS.     Each of the Companies and ERISA Affiliates
          has fulfilled in all material respects its obligations under the minimum funding standards of Section 302 of ERISA and Section 412 of the Code with respect to each Plan where such nonfulfillment could reasonably be expected to have a Material Adverse Effect. Neither the Companies nor any ERISA Affiliate has incurred any Withdrawal Liability that could reasonably be expected to have a Material Adverse Effect. None of the Companies or ERISA Affiliates has received any notification that any Multiemployer Plan is in reorganization or has been terminated within the meaning of Title IV of ERISA.

     (h)  ENVIRONMENTAL COMPLIANCE.

          (i) The Property (including underlying groundwater) has, since the date of its acquisition by the applicable Company, been owned, operated and used in compliance with all Environmental Laws except where such failure could not reasonably be expected to have a Material Adverse Effect.

          (ii) There are no actions or proceedings which have been commenced in connection with an alleged violation of any Environmental Law by any Company which could reasonably be expected to have a Material Adverse Effect.

           (iii) There have been no releases of Hazardous Materials at, on or under the Property in violation of Environmental Law where such releases could reasonably be expected to have a Material Adverse Effect.

            (iv) Each of the Companies has been issued and is in compliance with all permits, certificates, approvals, licenses and other authorizations required under any Environmental Laws to own its properties and assets and to carry on its businesses except where such non-issuance or noncompliance could not reasonably be expected to have a Material Adverse Effect.

      (i)  CORPORATE NAME.    The corporate name of the Borrower as it appears
           in its articles of incorporation is Potash Corporation of Saskatchewan Inc.



      (j)  INTER-CORPORATE RELATIONSHIPS.    The share ownership of each of the
           Subsidiaries is as set forth in Schedule E (as such Schedule is updated pursuant to Section 11.01(a)(iii)).

      (k)  SUBSIDIARIES AND PARTNERSHIPS.     There are no subsidiaries of the
           Borrower other than the Subsidiaries. The jurisdiction of incorporation of each of the Subsidiaries is as set forth in Schedule E (as such Schedule is updated pursuant to Section 11.01(a)(iii)). None of the companies is, directly or indirectly, a member of or participant in any partnership, joint venture or syndicate other than as described in Schedule F (as such Schedule is updated pursuant to Section 11.01(a)(iii)).

      (l)  REGULATION G, U OR X.      None of the Companies is engaged in the
           business of extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of any Accommodation made hereunder shall be used for a purpose which violates, or would be inconsistent with, Regulation G, U or X of the Board of Governors of the Federal Reserve System.

10.02 SURVIVAL OF REPRESENTATIONS AND WARRANTIES.    All of the representations
and warranties of the Borrower contained in Section 10.01 shall survive the execution and delivery of this agreement and shall continue (with reference to the actual dates at which such representations and warranties are made) until all outstanding Accommodation hereunder has been repaid and the Credit Facilities have been terminated notwithstanding any investigation made at any time by or on behalf of the Agent or any of the Lenders.


                                   ARTICLE 11
                                   COVENANTS

11.01 AFFIRMATIVE COVENANTS.     The Borrower hereby covenants and agrees with
the Agent and the Lenders that, until all outstanding Accommodation hereunder has been repaid in full and the Credit Facility has been terminated, and unless the Agent with the approval of the Majority Lenders otherwise expressly consents in writing:

       (a)  FINANCIAL REPORTING.     The Borrower shall furnish the Agent with
            the following documents, statements and reports:

            (i) within 120 days after the end of each Fiscal Year, a copy of the audited consolidated financial statements of the Borrower with respect thereto and the auditors' report thereon;

            (ii) within 120 days after the end of each Fiscal Year, a copy of the unaudited unconsolidated financial statements of each Material Subsidiary with respect thereto;

            (iii) within 120 days after the end of each Fiscal Year, an updated
                 Schedule E, an updated Schedule F and an updated list of the Material Subsidiaries, each certified by a senior officer of the Borrower to be true and correct as of the date thereof;

            (iv) within 60 days after the end of each of the first three Fiscal
                 Quarters of each Fiscal Year, a copy of the unaudited consolidated financial statements of the Borrower with respect thereto;

            (v) within 120 days after the end of each Fiscal Year and within 60 days after the end of each Fiscal Quarter, a duly executed and completed compliance certificate, in the form attached as Schedule B hereto, evidencing compliance with the terms of this agreement;

            (vi) within 60 days after the end of the Fiscal Quarter during which the Arcadian Acquisition occurs, a copy of the pro forma combined income statement of the Borrower and Arcadian for such Fiscal Quarter and for each of the three immediately preceding Fiscal Quarters; and

            (vii) such additional financial or operating reports or statements as the Agent on the instructions of the Majority Lenders may, from time to time, reasonably require.

       (b)  CORPORATE EXISTENCE.     Except as expressly permitted in Section
            11.03(b), the Borrower shall, and shall cause each of the Material Subsidiaries to, maintain its corporate existence in good standing and shall, and shall cause each of the Subsidiaries to, qualify and remain duly qualified to carry on business and own property in each jurisdiction in which such qualification is necessary to the extent that a failure to so qualify could reasonably be expected to have a Material Adverse Effect.

      (c)  CONDUCT OF BUSINESS.     The Borrower shall, and shall cause each of
           the Subsidiaries to, conduct its business in such a manner so as to comply in all respects with all laws and regulations, so as to observe and perform all its obligations under leases, licences and agreements necessary for the proper conduct of its business and so as to preserve and protect its property and assets and the earnings, income and profits therefrom (including, without limitation, Environmental Laws and laws relating to the discharge, spill, disposal or emission of Hazardous Materials) to the extent that such non-compliance, non-observance or non-performance could reasonably be expected to have a Material Adverse Effect. The Borrower shall, and shall cause each of the Subsidiaries to, obtain and maintain all material licenses, certificates of approval, consents, registrations, permits, government approvals, franchises, authorizations and other rights necessary for the operation of its business to the extent that a failure to do so could reasonably be expected to have a Material Adverse Effect.

      (d)  USE OF PROCEEDS.     The Borrower may apply up to $600,000,000 of
           the proceeds of the drawdowns pursuant to Section 4.01 to assist in financing the Arcadian Acquisition and otherwise for general corporate purposes.

      (e)  LONG TERM DEBT TO EBITDA.     The Borrower shall maintain or cause
           to be maintained the ratio of Long Term Debt as at the last day of each Fiscal Quarter to EBITDA for the four consecutive Fiscal Quarters ending on such day in a ratio of less than or equal to 3.5 to 1.

      (f)  DEBT TO CAPITAL.      The Borrower shall at all times maintain or
           cause to be maintained the ratio of Debt to Capital in a ratio of less than or equal to 0.55 to 1.

      (g)  TANGIBLE NET WORTH.    The Borrower shall at all times maintain or
           cause to be maintained Tangible Net Worth in an amount greater than or equal to $1,000,000,000; provided, however, if the Arcadian Acquisition is completed, the Borrower shall at all times thereafter maintain or cause to be maintained Tangible Net Worth in an amount greater than or equal to $1,250,000,000.

      (h)  INSURANCE.     The Borrower shall, and shall cause each of the
           Material Subsidiaries to, maintain insurance with respect to its properties and business against loss or damage of the kind customarily insured against by companies engaged in the same or similar business, of such types and in such amounts as are customarily carried under such circumstances by such other companies.

      (i)  TAXES.     The Borrower shall, and shall cause each of the Material
           Subsidiaries to, file all tax returns and tax reports required by law to be filed by it and pay all material taxes, rates, government fees and dues levied, assessed or imposed upon it and upon its property or assets or any part thereof, as and when the same become due and payable (save and except when and so long as the validity of any such taxes, rates, fees, dues, levies, assessments or imposts is being contested in good faith by appropriate proceedings and adequate reserves are being maintained in accordance with generally accepted accounting principles), and the Borrower shall deliver to the Agent, when requested, written evidence of such filings and payments.

      (j)  REIMBURSEMENT OF EXPENSES.     The Borrower shall reimburse the
           Agent, on demand, for all reasonable out-of-pocket costs, charges and expenses incurred by or on behalf of the Agent (including, without limitation, travel costs and the reasonable fees and out-of-pocket disbursements of its counsel) in connection with:

            (i) the development, negotiation, preparation, execution, delivery, interpretation and enforcement of this agreement and all other documentation ancillary to the completion of the transactions contemplated hereby and any amendments hereto or thereto and any waivers of any provisions hereof or thereof (whether or not consummated or entered into);

            (ii) the syndication of the Credit Facility; and

            (iii) any lien search fees relating to the
                  transactions contemplated hereby;

            and the Borrower may contest the reasonableness of such costs, charges and expenses in good faith.

      (k)  BOOKS AND RECORDS.     The Borrower shall, and shall cause each of
           the Subsidiaries to, keep proper books of account and records covering all its business and affairs on a current basis, make full, true and correct entries in all material respects of their transactions in such books, set aside on their books from their earnings all such proper reserves as required by generally accepted accounting principles and permit representatives of the Agent to inspect such books of account, records and documents and to make copies therefrom during reasonable business hours and upon reasonable notice and to discuss the affairs, finances and accounts of the Companies with the officers of the Companies and their auditors during reasonable business hours and upon reasonable notice.

      (l)  ENVIRONMENTAL MATTERS.    The Borrower shall, as soon as practicable
           and in any event within 30 days, notify the Agent and provide copies upon receipt of all written claims, complaints, notices or inquiries from an Official Body relating to the condition of the facilities and properties of the Companies or compliance with Environmental Laws, which claims, complaints, notices or inquiries relate to matters which would have, or may reasonably be expected to have, a Material

           Adverse Effect, and shall, and shall cause each of the Subsidiaries to, proceed diligently to resolve any such claims, complaints, notices or inquiries relating to compliance with Environmental Laws and provide such information and certifications which the Agent may reasonably request from time to time to evidence compliance with this provision.

      (m)  NOTICE OF DEFAULT OR EVENT OF DEFAULT.     Upon the occurrence of a
           Default or an Event of Default, the Borrower shall promptly deliver to the Agent a notice specifying the nature and date of occurrence of such Default or Event of Default and the action which the Borrower proposes to take with respect thereto.

      (n)  GUARANTEE AFTER ARCADIAN ACQUISITION.      Forthwith after the
           completion of the Arcadian Acquisition by one or more subsidiaries of the Borrower, the Borrower shall:

            (i) cause Arcadian (or, if Arcadian merges with one or more of such subsidiaries forthwith after the Arcadian Acquisition, the successor of Arcadian as a result of such merger) to deliver to the Agent an absolute, unconditional and irrevocable guarantee in favour of the Lenders of all indebtedness, liabilities and obligations hereunder, in form and substance satisfactory to the Agent; and

            (ii) deliver to the Agent for the benefit of the Lenders an opinion of counsel to such guarantor with respect to the status and capacity of such guarantor, the due authorization, execution and delivery of such guarantee, the validity, legality, binding nature and enforceability of such guarantee (with appropriate exceptions) and such other matters as the Agent reasonably considers necessary, together with appropriate supporting certificates, all in form and substance reasonably satisfactory to the Agent.

11.02 PERFORMANCE OF COVENANTS BY AGENT.     The Agent may, on the instructions
of the Majority Lenders and upon notice by the Agent to the Borrower, perform any covenant of the Borrower under this agreement which the Borrower fails to perform or cause to be performed and which the Agent is capable of performing, including any covenants the performance of which requires the payment of money, provided that the Agent shall not be obligated to perform any such covenant on behalf of the Borrower (unless so instructed by the Majority Lenders) and no such performance by the Agent shall require the Agent to further perform the Borrower's covenants or shall operate as a derogation of the rights and remedies of the Agent or the Lenders under this agreement or as a waiver of such covenant by the Agent or the Lenders. Any amounts paid by the Agent as aforesaid shall be reimbursed by the Lenders in their Pro Rata Shares and shall be repaid by the Borrower to the Agent on behalf of the Lenders on demand.

11.03 RESTRICTIVE COVENANTS.     The Borrower hereby covenants and agrees with
the Agent and the Lenders that, until all outstanding Accommodation hereunder has been repaid in full and the Credit Facility has been terminated, and unless the Agent with the approval of the Majority Lenders otherwise expressly consents in writing:

      (a)  ENCUMBRANCES.     The Borrower shall not, and shall not suffer or
           permit any of the Subsidiaries to, enter into or grant, create, assume or suffer to exist any Lien affecting any of its property, assets or undertaking, save and except only for the Permitted Liens.

      (b)  CORPORATE EXISTENCE.     The Borrower shall not change its
           jurisdiction of incorporation except that it may continue under the Canada Business Corporations Act. The Borrower shall not, and shall not suffer or permit any of the Material Subsidiaries to, take part in any amalgamation, merger, winding-up, dissolution, capital or corporate reorganization or similar proceeding or arrangement, except that any of them may amalgamate or merge with any Subsidiary which is a direct or indirect wholly-owned subsidiary of the Borrower and any Material Subsidiary may wind up into any other Subsidiary or the Borrower if it is a direct wholly-owned subsidiary of the entity or entities into which it is winding up and any of them may transfer any or all of its assets to any Subsidiary which is a direct or indirect wholly-owned subsidiary of the Borrower.

      (c)  CHANGE IN OPERATIONS.     The Borrower shall not materially change
           the nature or conduct of its consolidated operations as carried on as at the date hereof.

      (d)  DISPOSITION OF ASSETS.      During any Fiscal Year, the aggregate
           net book value of the assets disposed of by the Companies (including any disposition by reason of an expropriation of such assets but excluding any disposition of inventory in the ordinary course of business) shall not exceed 25% of Total Assets as at the last day of the immediately preceding Fiscal Year. Notwithstanding the foregoing but for greater certainty, the disposition of assets as a result of the securitization of assets shall only be included in the foregoing calculation if the assets are transferred to create a securitized asset pool or to increase the overall size of a securitized asset pool but not if the assets are transferred to replenish a depleting securitized asset pool.

      (e)  DEBT OF SUBSIDIARIES.     Debt of the Subsidiaries (other than
           Arcadian) shall not at any time exceed $250,000,000 in the aggregate. After the completion of the Arcadian Acquisition, Debt of Arcadian shall not at any time exceed the amount of the Debt of Arcadian which is outstanding in the aggregate as at the completion of the Arcadian Acquisition.

                                   ARTICLE 12
                     CONDITIONS PRECEDENT TO ACCOMMODATION

12.01 CONDITIONS PRECEDENT TO ALL ACCOMMODATION.     The obligation of the
Lenders to make Accommodation available under the Credit Facility (whether by drawdown, rollover or conversion) is subject to fulfilment of the following conditions precedent at the time such Accommodation is made available:

      (a) no Event of Default has occurred and is continuing or would arise immediately after giving effect to or as a result of such Accommodation;

      (b) the Borrower shall have complied with the requirements of Article 4, 5 or 6, as the case may be, in respect of the relevant
           Accommodation;

      (c) the representations and warranties of the Borrower contained in Sections 10.01(e) to (h) shall be true and correct in all material respects on the date such Accommodation is made available as if such representations and warranties were made on such date; and

      (d) if the Arcadian Acquisition has not been completed and has not been abandoned pursuant to Section 2.03 and if the proceeds of such Accommodation are to be used for any purpose other than to assist in financing the Arcadian Acquisition, the Available Accommodation would be greater than or equal to $600,000,000 immediately after such Accommodation being made available.

12.02 CONDITIONS PRECEDENT TO FIRST ACCOMMODATION. The obligation of the Lenders to make an Accommodation available under the Credit Facility for the first time is subject to fulfilment of the following conditions precedent at the time such Accommodation is made available:

      (a) no Default has occurred or is continuing or would arise immediately after giving effect to or as a result of such Accommodation;

      (b) the conditions precedent set forth in Sections 12.01(b) and (d) have been fulfilled and, if the proceeds of such Accommodation are to be used to assist in financing the Arcadian Acquisition, the conditions precedent set forth in Section 12.03 have been fulfilled;

      (c)  the representations and warranties of the Borrower contained in
           Section 10.01 shall be true and correct in all material respects on the date of such Accommodation as if such representations and warranties were made on such date;

      (d)  the Agent has received, in form and substance satisfactory to the
           Agent:

            (i) a duly certified resolution of the executive committee of the board of directors of the Borrower authorizing the Borrower to execute, deliver and perform its obligations under this agreement;

            (ii) a duly certified resolution of the board of directors of the
                 Borrower creating and establishing the authority of the executive committee;

            (iii) a certificate of a senior officer of the Borrower setting forth specimen signatures of the individuals authorized to sign this agreement on behalf of the Borrower;

            (iv) a certificate of a senior officer of the Borrower certifying that, to the best of his knowledge after due inquiry, no Default has occurred and is continuing or would arise immediately after giving effect to or as a result of such Accommodation;

            (v) insurance binders, certificates of insurance and statements of coverage with respect to the insurance referred to in Section 11.01(h);

            (vi) all duly completed current account documentation which is required to open the Designated Account;

            (vii) an opinion of the Borrower's Ontario counsel in substantially the form of Schedule D-1 hereto;

            (viii) an opinion of the General Counsel of the Borrower in substantially the form of Schedule D-2 hereto; and

            (ix) an opinion of the Agent's counsel with respect to such matters as may be reasonably required in connection with the transactions hereunder;

      (e) the Borrower has executed and delivered the Agency Fee Agreement and all fees payable thereunder shall have been paid by the Borrower to BNS;

      (f)  there has not occurred a Material Adverse Change; and

      (g) there has not occurred, in the sole and absolute judgment of the Agent, a material adverse change in the financial markets in Canada or the United States.

12.03 CONDITIONS PRECEDENT TO FUNDING ARCADIAN ACQUISITION. The obligation of the Lenders to make an Accommodation available under the Credit Facility for the purpose of assisting in financing the Arcadian Acquisition is subject to fulfilment of the following conditions precedent at the time such Accommodation is made available:

      (a) the conditions precedent set forth in Section 12.01 have been fulfilled;

      (b) the Lenders have received a summary due diligence report of M.W. Kellogg with respect to Arcadian and its business and operations which is satisfactory to the Lenders acting reasonably; and

      (c)  the Borrower has concurrently completed the Arcadian Acquisition.

12.04 WAIVER.     The terms and conditions of Sections 12.01, 12.02 and 12.03 are inserted for the sole benefit of the Agent and the Lenders. The Agent, insofar as it relates to Section 12.02(e), and otherwise the Agent with the approval of the Majority Lenders may waive such terms and conditions in whole or in part, with or without terms or conditions, in respect of any Accommodation, without prejudicing their right to assert them in whole or in part in respect of any other Accommodation.


                                   ARTICLE 13
                              DEFAULT AND REMEDIES

13.01 EVENTS OF DEFAULT.     Upon the occurrence of any one or more of the
following events, unless expressly waived in writing by the Majority Lenders:

      (a)  a breach of Section 9.01 or 9.02;

      (b) the non-payment of any amount due hereunder (other than the repayment pursuant to Section 9.01 or 9.02) within five Banking Days after notice of non-payment has been given to the Borrower by the Agent;

      (c) the commencement by the Borrower or a Material Subsidiary of proceedings for its dissolution, liquidation or winding up or for the suspension of its operations except as permitted under Section 11.03(b);

      (d) the commencement by any person (other than the Companies) of proceedings for the dissolution, liquidation or winding-up of, or for the suspension of the operations of, the Borrower or a Material Subsidiary unless such proceedings are dismissed or stayed within 20 Banking Days of the commencement thereof;

      (e)  the Borrower or any Material Subsidiary:

            (i) admits its inability to pay its debts generally as they become due or fails to pay its debts generally as they become due;

            (ii) files an assignment or petition in bankruptcy or a petition to take advantage of any insolvency statute;

            (iii) makes an assignment for the benefit of its creditors;

            (iv) consents to the appointment of a receiver, trustee, sequestrator or other custodian of the whole or any part of its assets;

            (v) files a petition, notice or answer seeking a reorganization, proposal, arrangement, adjustment or composition under applicable bankruptcy laws or any other applicable law or statute; or

            (vi) is adjudged by a court having jurisdiction a bankrupt or insolvent, or a decree or order of a court having jurisdiction is entered for the appointment of a receiver, liquidator, trustee or assignee in bankruptcy with such decree or order remaining in force and undischarged or unstayed for a period of 30 days;

      (f) any representation or warranty made by the Borrower in this agreement or in any other document, agreement or instrument delivered pursuant hereto or referred to herein proves to have been incorrect when made or furnished except to the extent that the circumstances giving rise to this Event of Default are cured within 10 Banking Days of the occurrence thereof;

      (g) a writ, execution, attachment or similar process is issued or levied against all or any portion of the property or assets of the Borrower or any Material Subsidiary in connection with any judgment against the Borrower or any Material Subsidiary in an amount exceeding Cdn. $40,000,000 or the U.S. Dollar Equivalent thereof and such writ, execution, attachment or similar process is not released, bonded, satisfied, discharged, vacated or stayed within thirty days after its entry, commencement or levy;

      (h) the breach or failure of due observance or performance by the Borrower of any of Sections 11.01(e), (f) or (g) or 11.03(d);

      (i) the breach or failure of due observance or performance by the Borrower of any covenant or provision of this agreement other than those heretofore or hereafter dealt with in this Section 13.01, or the breach or failure of due observance or performance by any of the Companies of any covenant or provision of any other document, agreement or instrument delivered pursuant hereto or referred to herein (including, without limitation, the Agency Fee Agreement), which is not remedied within 10 Banking Days after written notice to do so has been given by the Agent to the Borrower;

      (j) one or more encumbrancers, lienors or landlords take possession of property or assets of the Borrower or any Material Subsidiary in respect of a claim in excess of Cdn. $40,000,000 or the U.S. Dollar Equivalent thereof or attempt to enforce their security or other remedies against any part of the property or assets of the Borrower or any Material Subsidiary in respect of a claim in excess of Cdn. $40,000,000 or the U.S. Dollar Equivalent thereof and such possession or enforcement is not released, bonded, satisfied, discharged, vacated or stayed within thirty days after its entry, commencement or levy;

      (k) other than as disclosed in Schedule H, an event of default (after the expiry of all applicable grace periods) under any one or more agreements, indentures or instruments under which the Borrower or any Material Subsidiary has outstanding Debt in excess of Cdn. $40,000,000 or the U.S. Dollar Equivalent thereof shall happen and be continuing without being cured or discharged by repayment, or any Debt of the Borrower or any Material Subsidiary in excess of Cdn. $40,000,000 or the U.S. Dollar Equivalent thereof which is payable on demand is not paid on demand;

      (l) this agreement is determined by a court of competent jurisdiction not to be valid and enforceable by the Agent and the Lenders against the Borrower, and this agreement has not been replaced by a valid and enforceable document which is prepared by the Agent and presented to the Borrower and is equivalent in effect and commercial terms (where possible) to this agreement (other than its validity and enforceability) and is executed and delivered by the Borrower within thirty days following such presentment;

      (m) any ERISA Affiliate shall fail to pay when due an amount or amounts aggregating in excess of U.S. Dollar Equivalent of Cdn. $40,000,000 which it shall have become liable to pay under Section 4062, 4063 or 4064 of ERISA; or notice of intent to terminate a Plan shall be filed under Title IV of ERISA by any ERISA Affiliate, any plan administrator or any combination of the foregoing if such termination would result in a Material Adverse Effect; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Plan, if such action by the PBGC would result in a Material Adverse Effect; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause one or more ERISA Affiliates to incur a current annual payment obligation in excess of U.S. Dollar Equivalent of Cdn. $40,000,000; or


      (n) any Person alone or acting jointly in concert with any other Person owns more than one-third of the outstanding voting securities of the Borrower;

the Agent, by notice to the Borrower and subject to Section 14.08, may terminate the Credit Facility and may declare all indebtedness of the Borrower to the Lenders pursuant to this agreement to be immediately due and payable whereupon all such indebtedness shall immediately become and be due and payable (provided, however, that the Credit Facility shall terminate and all such indebtedness of the Borrower to the Lenders shall automatically become due and payable, without notice of any kind, upon the occurrence of an event described in clause (c), (d) or (e) above).

13.02 REMEDIES CUMULATIVE.     The Borrower expressly agrees that the rights
and remedies of the Agent and the Lenders under this agreement are cumulative and in addition to and not in substitution for any rights or remedies provided by law. Any single or partial exercise by the Agent or any of the Lenders of any right or remedy for a default or breach of any term, covenant or condition in this agreement does not waive, alter, affect or prejudice any other right or remedy to which the Agent or such Lender may be lawfully entitled for the same default or breach. Any waiver by the Agent with the approval of the Majority Lenders of the strict observance, performance or compliance with any term, covenant or condition of this agreement is not a waiver of any subsequent default and any indulgence by the Lenders with respect to any failure to strictly observe, perform or comply with any term, covenant or condition of this agreement is not a waiver of the entire term, covenant or condition or any subsequent default.

13.03 SET-OFF.     In addition to any rights now or hereafter granted under
applicable law, and not by way of limitation of any such rights, after the occurrence of an Event of Default which is continuing, the Agent and each Lender is authorized, without notice to the Borrower or to any other person, any such notice being expressly waived by the Borrower, to set-off, appropriate and apply any and all deposits, matured or unmatured, general or special, and any other indebtedness at any time held by or owing by the Agent or such Lender, as the case may be, to or for the credit of or the account of the Borrower against and on account of the obligations and liabilities of the Borrower which are due and payable to the Agent or such Lender, as the case may be, under this agreement.


                                   ARTICLE 14
                                   THE AGENT

14.01 APPOINTMENT AND AUTHORIZATION OF AGENT.     Each Lender hereby appoints
and authorizes, and hereby agrees that it will require any assignee of any of its interests herein (other than the holder of a participation in its interests herein) to appoint and authorize the Agent to take such actions as agent on its behalf and to exercise such powers hereunder as are delegated to the Agent by such Lender by the terms hereof, together with such powers as are reasonably incidental thereto. Neither the Agent nor any of its directors, officers, employees or agents shall be liable to any of the Lenders for any action taken or omitted to be taken by it or them hereunder or in connection herewith, except for its own gross negligence or wilful misconduct and each Lender hereby acknowledges that the Agent is entering into the provisions of this Section
14.01 on its own behalf and as agent and trustee for its directors, officers, employees and agents.

14.02 INTEREST HOLDERS.     The Agent may treat each Lender set forth in
Schedule A hereto or the person designated in the last notice delivered to it under Section 15.06 as the holder of all of the interests of such Lender hereunder.

14.03 CONSULTATION WITH COUNSEL.     The Agent may consult with legal counsel
selected by it as counsel for the Agent and the Lenders and shall not be liable for any action taken or not taken or suffered by it in good faith and in accordance with the advice and opinion of such counsel.

14.04 DOCUMENTS.     The Agent shall not be under any duty to the Lenders to
examine, enquire into or pass upon the validity, effectiveness or genuineness of this agreement or any instrument, document or communication furnished pursuant to or in connection herewith and the Agent shall, as regards the Lenders, be entitled to assume that the same are valid, effective and genuine, have been signed or sent by the proper parties and are what they purport to be.

14.05 AGENT AS LENDER.     With respect to those portions of the Credit
Facility made available by it, the Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not the Agent. The Agent and its affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower and its affiliates and persons doing business with the Borrower and/or any of its affiliates as if it were not the Agent and without any obligation to account to the Lenders therefor.

14.06 RESPONSIBILITY OF AGENT.     The duties and obligations of the Agent to
the Lenders hereunder are only those expressly set forth herein. The Agent shall not have any duty to the Lenders to investigate whether a Default or an Event of Default has occurred. The Agent shall, as regards the Lenders, be entitled to assume that no Default or Event of Default has occurred and is continuing unless the Agent has actual knowledge or has been notified by the Borrower of such fact or has been notified by a Lender that such Lender considers that a Default or Event of Default has occurred and is continuing, such notification to specify in detail the nature thereof.

14.07 ACTION BY AGENT.     The Agent shall be entitled to use its discretion
with respect to exercising or refraining from exercising any rights which may be vested in it on behalf of the Lenders by and under this agreement; provided, however, that the Agent shall not exercise any rights under Section 13.01 or expressed to be on behalf of or with the approval of the Majority Lenders without the request, consent or instructions of the Majority Lenders. Furthermore, any rights of the Agent expressed to be on behalf of or with the approval of the Majority Lenders shall be exercised by the Agent upon the request or instructions of the Majority Lenders. Subject to the foregoing, the Agent shall incur no liability to the Lenders hereunder with respect to anything which it may do or refrain from doing in the reasonable exercise of its judgment or which may seem to it to be necessary or desirable in the circumstances, except for its gross negligence or wilful misconduct. The Agent shall in all cases be fully protected in acting or refraining from acting hereunder in accordance with the instructions of the Majority Lenders and any action taken or failure to act pursuant to such instructions shall be binding on all Lenders.

In respect of any notice by or action taken by the Agent hereunder, the Borrower shall at no time be obliged to enquire as to the right or authority of the Agent to so notify or act.

14.08 NOTICE OF EVENTS OF DEFAULT.     In the event that the Agent shall
acquire actual knowledge or shall have been notified of any Default or Event of Default, the Agent shall promptly notify the Lenders and shall take such action and assert such rights under Section 13.01 of this agreement as the Majority Lenders shall request in writing and the Agent shall not be subject to any liability by reason of its acting pursuant to any such request. If the Majority Lenders shall fail for five Banking Days after receipt of the notice of any Default or Event of Default to request the Agent to take such action or to assert such rights in respect of such Default or Event of Default, the Agent may, but shall not be required to, and subject to subsequent specific instructions from the Majority Lenders, take such action or assert such rights (other than rights under Section 13.01 of this agreement and other than giving an express waiver of any Default or any Event of Default) as it deems in its discretion to be advisable for the protection of the Lenders except that, if the Majority Lenders have instructed the Agent not to take such action or assert such rights, in no event shall the Agent act contrary to such instructions unless required by law to do so.

14.09 RESPONSIBILITY DISCLAIMED.     The Agent shall be under no liability or
responsibility whatsoever as agent hereunder:

      (a) to the Borrower or any other person as a consequence of any failure or delay in the performance by, or any breach by, any Lender or Lenders of any of its or their obligations hereunder;

      (b) to any Lender or Lenders as a consequence of any failure or delay in performance by, or any breach by, the Borrower of any of its obligations hereunder; or

      (c) to any Lender or Lenders for any statements, representations or warranties herein or in any other documents contemplated hereby or in any other information provided pursuant to this agreement or any other documents contemplated hereby or for the validity, effectiveness, enforceability or sufficiency of this agreement or any other document contemplated hereby.


14.10 INDEMNIFICATION.     The Lenders agree to indemnify the Agent (to the
extent not reimbursed by the Borrower) pro rata according to the Pro Rata Share of each of them from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this agreement or any other document contemplated hereby or any action taken or omitted by the Agent under this agreement or any document contemplated hereby, except that no Lender shall be liable to the Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or wilful misconduct of the Agent.

14.11 CREDIT DECISION.  Each Lender represents and warrants to the Agent that:

      (a) in making its decision to enter into this agreement and to make its Commitment Share of Accommodation available to the Borrower, it is independently taking whatever steps it considers necessary to evaluate the financial condition and affairs of the Borrower and that it has made an independent credit judgment without reliance upon any information furnished by the Agent; and

      (b) so long as any portion of the Credit Facility is being utilized by the Borrower, it will continue to make its own independent evaluation of the financial condition and affairs of the Borrower.

14.12 SUCCESSOR AGENT.     Subject to the appointment and acceptance of a
successor Agent as provided below, the Agent may resign at any time by giving 30 days written notice thereof to the Lenders. Upon any such resignation, the Majority Lenders shall have the right to appoint a successor Agent who shall be one of the Lenders unless none of the Lenders wishes to accept such appointment. If no successor Agent shall have been so appointed and shall have accepted such appointment by the time of such resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent which shall be a bank listed in Schedule 1 to the Bank Act (Canada) which has an office in Toronto. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges, duties and obligations of the retiring Agent (in its capacity as Agent but not in its capacity as a Lender) and the retiring Agent shall be discharged from its duties and obligations hereunder (in its capacity as Agent but not in its capacity as a Lender).
After any retiring Agent's resignation or removal hereunder as the Agent, provisions of this Article 14 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent.

14.13 DELEGATION BY AGENT.     With the prior approval of the Majority Lenders,
the Agent shall have the right to delegate any of its duties or obligations hereunder as Agent to any affiliate of the Agent so long as the Agent shall not thereby be relieved of such duties or obligations.

14.14 WAIVERS AND AMENDMENTS.

        (a) Subject to Sections 14.14(b), (c) and (d), any term, covenant or condition of this agreement may only be amended with the consent of the Borrower and the Majority Lenders or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively) by the Majority Lenders and in any such event the failure to observe, perform or discharge any such covenant, condition or obligation, so amended or waived (whether such amendment is executed or such consent or waiver is given before or after such failure), shall not be construed as a breach of such covenant, condition or obligation or as a Default or Event of Default.

        (b) Notwithstanding Section 14.14(a), without the prior written consent of each Lender, no such amendment or waiver shall:

            (i) increase the amount of the Credit Facility or the amount of the Individual Commitment of any Lender (other than as contemplated in Sections 1.13, 2.03, 8.03 and 15.06);

            (ii) extend the time for the payment of any instalments under
                 Section 9.01;

            (iii) extend the time for the payment of the interest on any Loan, forgive any portion of principal thereof, reduce the stated rate of interest thereon or amend the requirement of pro rata application of all amounts received by the Agent in respect thereof (other than payments pursuant to Section 1.13(d));

            (iv) change the percentage of the Lenders' requirement to constitute the Majority Lenders or otherwise amend the definition of Majority Lenders;

            (v) reduce the stated amount of any fees to be paid pursuant to Article 7 of this agreement;

            (vi)  permit any subordination of the indebtedness hereunder;

            (vii) alter the terms of Section 11.01(n) or release or discharge, in whole or in part, the liability or obligations of Arcadian or its successor under the guarantee provided pursuant to
                  Section 11.01(n);

            (viii) alter the terms of any provision hereof to the extent that such provision provides for the consent or approval of all of the Lenders to any action or course of action; or

            (ix)   alter the terms of this Section 14.14.

      (c) Without the prior written consent of the Agent, no amendment to or waiver of Sections 14.01 through 14.13 or any other provision hereof to the extent it affects the rights or obligations of the Agent shall be effective.

      (d) Notwithstanding Sections 14.14(a) and (b), an amendment of the Agency Fee Agreement shall only require the consent of the Borrower and the Agent and compliance therewith may be waived by the Agent alone.

14.15 DETERMINATION BY AGENT CONCLUSIVE AND BINDING.     Any determination to
be made by the Agent on behalf of or with the approval of the Lenders or the Majority Lenders under this agreement shall be made by the Agent in good faith and, if so made, shall be binding on all parties, absent manifest error.

14.16 REDISTRIBUTION OF PAYMENT.     If a Lender shall receive payment of a
portion of the aggregate amount of principal and interest due to it hereunder which is greater than the proportion received by any other Lender in respect of the aggregate amount of principal and interest due hereunder (having regard to the respective Payment Shares of the Lenders), the Lender receiving such proportionately greater payment shall purchase a participation (which shall be deemed to have been done simultaneously with receipt of such payment) in that portion of the aggregate outstanding Accommodation of the other Lender or Lenders under the Credit Facility so that the respective receipts shall be pro rata to their respective participation in the Accommodations under the Credit Facility; provided, however, that if all or part of such proportionately greater payment received by such purchasing Lender shall be recovered from the Borrower, such purchase shall be rescinded and the purchase price paid for such participation shall be returned by such selling Lender or Lenders to the extent of such recovery, but without interest.

14.17 DISTRIBUTION OF NOTICES.     With respect to each notice which is
delivered to the Agent hereunder on behalf of certain of or all of the Lenders, the Agent shall provide a copy of such notice to each of such Lenders no later than 5:00 p.m. (Toronto time) on the date it is received by the Agent if such date is a Banking Day and it is received by the Agent prior to noon (Toronto time) on such date; otherwise, the Agent shall provide a copy of such notice to each of such Lenders within one Banking Day of receipt by the Agent. With respect to each other document which is delivered to the Agent hereunder on behalf of certain of or all of the Lenders, the Agent shall provide a copy of such document to each of such Lenders within one Banking Day of receipt by the Agent.


                                   ARTICLE 15
                                 MISCELLANEOUS

15.01 WAIVERS.     No failure or delay by the Agent, the Lenders or the
Majority Lenders in exercising any remedy, right or power hereunder or otherwise shall operate as a waiver thereof, except a waiver which is specifically given in writing by the Agent, and no single or partial exercise of any power, right or privilege hereunder will preclude any other or further exercise thereof or the exercise of any other power, right or privilege.

15.02 NOTICES.     Subject to Section 1.06, all notices, demands and other
communications provided for herein shall be in writing and shall be personally delivered to an officer or other responsible employee of the addressee or sent by telefacsimile, charges prepaid, at or to the applicable addresses or telefacsimile numbers, as the case may be, set opposite the party's name on the signature page hereof (in the case of the Borrower and the Agent) or set forth in Schedule A hereto (in the case of the Lenders) or at or to such other address or addresses or telefacsimile number or numbers as any party hereto may from time to time designate to the other parties in such manner. Any communication which is personally delivered as aforesaid shall be deemed to have been validly and effectively given on the date of such delivery if such date is a Banking Day and such delivery was made during normal business hours of the recipient; otherwise, it shall be deemed to have been validly and effectively given on the Banking Day next following such date of delivery. Any communication which is transmitted by telefacsimile as aforesaid shall be deemed to have been validly and effectively given on the date of transmission if such date is a Banking Day and such transmission was made during normal business hours of the recipient; otherwise, it shall be deemed to have been validly and effectively given on the Banking Day next following such date of transmission.

15.03 SEVERABILITY.     Any provision hereof which is prohibited or
unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

15.04 COUNTERPARTS.     This agreement may be executed in one or more
counterparts, each of which shall be deemed to be an original and all of which taken together shall be deemed to constitute one and the same instrument binding upon the parties hereto and their respective successors and permitted assigns.

15.05 SUCCESSORS AND ASSIGNS. This agreement shall enure to the benefit and shall be binding upon the parties hereto and their respective successors and permitted assigns.

15.06 ASSIGNMENT.

        (a) Neither this agreement nor the benefit hereof may be assigned by the Borrower.

        (b) Subject to five Banking Days' prior written notice to the Borrower and consultation with the Borrower during such period, a Lender may at any time sell to one or more other persons ("Participants") participating interests in any Accommodation outstanding hereunder, any commitment of the Lender hereunder or any other interest of the Lender hereunder. In the event of any such sale by a Lender of a participating interest to a Participant, the Lender's obligations under this agreement to the Borrower shall remain unchanged, the Lender shall remain solely responsible for the performance thereof and the Borrower shall continue to be obligated to the Lender in connection with the Lender's rights under this agreement. The Borrower agrees that if amounts outstanding under this agreement are due and unpaid, or shall have been declared to be or shall have become due and payable further to the occurrence of an Event of Default, or any Default which might mature into an Event of Default, each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this agreement to the same extent as if the amount of its participating interest were owing directly to it as the Lender under this agreement. The Borrower also agrees that each Participant shall be entitled to the benefits of Section 8.06 with respect to its participation hereunder; provided, that no Participant shall be entitled to receive any greater amount pursuant to such Section than the Lender would have been entitled to receive in respect of the amount of the participation transferred by the Lender to such Participant had no such transfer occurred.

        (c) Subject to obtaining the prior written consent of the Borrower (which consent shall not be unreasonably withheld), a Lender may at any time sell all or any part of its rights and obligations hereunder to one or more persons ("Purchasing Lenders") for an aggregate amount exceeding U.S. $20,000,000 in the case of a partial sale. Notwithstanding the preceding sentence, a Lender may sell all or any part of its rights and obligations hereunder to a Purchasing Lender without the consent of the Borrower (i) for so long as an Event of Default has occurred and is continuing, (ii) if the Purchasing Lender is another Lender or (iii) if the Purchasing Lender is a Federal Reserve Bank in the United States and does not assume any of the obligations of the selling Lender hereunder and the selling Lender is not released from its obligations hereunder. Upon such sale (other than a sale referred to in the foregoing clause (iii) to which the balance of this subsection (c) shall not apply), the Lender shall, to the extent of such sale, be released from its obligations hereunder and each of the Purchasing Lenders shall become a party hereto to the extent of the interest so purchased. Any such assignment by a Lender shall not be effective unless and until such Lender has paid to the Agent an assignment fee in the amount of $2,500 for each Purchasing Lender, unless and until the assignee has executed an instrument substantially in the form of Schedule C hereto whereby such assignee has agreed to be bound by the terms hereof as a Lender and has agreed to a specific Individual Commitment and a specific address and telefacsimile number for the purpose of notices as provided in Section 15.02 and unless and until a copy of a fully executed copy of such instrument has been delivered to each of the Agent and the Borrower. Upon any such assignment becoming effective, Schedule A hereto shall be deemed to be amended to include the assignee as a Lender with the specific Individual Commitment, address and telefacsimile number as aforesaid and the Individual Commitment of the Lender making such assignment shall be deemed to be reduced by the amount of the Individual Commitment of the assignee. The Borrower also agrees that each Purchasing Lender shall be entitled to the benefits of Article 8 with respect to its purchase hereunder.

        (d) The Borrower authorizes the Agent and the Lenders to disclose to any Participant or Purchasing Lender (each, a "Transferee") and any prospective Transferee and authorizes each of the Lenders to disclose to any other Lender any and all financial information in their possession concerning the Borrower which has been delivered to them by or on behalf of the Borrower pursuant to this agreement or which has been delivered to them by or on behalf of the Borrower in connection with their credit evaluation of the Borrower prior to becoming a party to this agreement, so long as any such Transferee agrees not to disclose any confidential, non-public information to any person other than its non-brokerage affiliates, employees, accountants or legal counsel, unless required by law.

15.07 UNRELATED COSTS AND EXPENSES.      The Borrower shall not be responsible
for any failure by the Agent to distribute funds received by the Agent from the Borrower among the Lenders in accordance with their respective interests or for any costs incurred by the Agent or any Lender by reason of any such failure by the Agent or by reason of any dispute which may arise between the Agent and any one or more of the Lenders or for any costs or expenses incurred by any Lender or Participant or Purchasing Lender in connection with the utilization of the provisions of Section 15.06.

15.08 ENTIRE AGREEMENT.     This agreement and the agreements referred to
herein and delivered pursuant hereto constitute the entire agreement between the parties hereto and supersede any prior agreements, commitment letters, undertakings, declarations, representations and understandings, both written and verbal, in respect of the subject matter hereof.

15.09 FURTHER ASSURANCES.     The Borrower shall from time to time and at all
times hereafter, upon every reasonable request of the Agent, make, do, execute, and deliver or cause to be made, done, executed and delivered all such further acts, deeds, assurances and things as may be necessary in the opinion of the Agent for more effectually implementing and carrying out the true intent and meaning of this agreement or any agreement delivered pursuant thereto as the Agent may from time to time request, in form and substance satisfactory to the Agent.

15.10 JUDGMENT CURRENCY.

        (a) If, for the purpose of obtaining or enforcing judgment against the Borrower in any court in any jurisdiction, it becomes necessary to convert into a particular currency (such currency being hereinafter in this Section 15.10 referred to as the "Judgment Currency") an amount due in another currency (such other currency being hereinafter in this Section 15.10 referred to as the "Indebtedness Currency") under this agreement, the conversion shall be made at the rate of exchange prevailing on the Banking Day immediately preceding:

            (i) the date of actual payment of the amount due, in the case of any proceeding in the courts of the Province of Ontario or in the courts of any other jurisdiction that will give effect to such conversion being made on such date; or

            (ii) the date on which the judgment is given, in the case of any proceeding in the courts of any other jurisdiction (the date as of which such conversion is made pursuant to this Section 15.10(a)(ii) being hereinafter in this Section 15.10 referred to as the "Judgment Conversion Date").

        (b) If, in the case of any proceeding in the court of any jurisdiction referred to in Section 15.10(a)(ii), there is a change in the rate of exchange prevailing between the Judgment Conversion Date and the date of actual payment of the amount due, the Borrower shall pay to the appropriate judgment creditor or creditors such additional amount (if any, but in any event not a lesser amount) as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Indebtedness Currency which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial order at the rate of exchange prevailing on the Judgment Conversion Date.

        (c) Any amount due from the Borrower under the provisions of Section 15.10(b) shall be due to the appropriate judgment creditor or creditors as a separate debt and shall not be affected by judgment being obtained for any other amounts due under or in respect of this agreement.

        (d) The term "rate of exchange" in this Section 15.10 means the noon spot rate of exchange for Canadian interbank transactions applied in converting the Indebtedness Currency into the Judgment Currency published by the Bank of Canada for the day in question.


     IN WITNESS WHEREOF the parties hereto have executed this agreement.




THE BANK OF NOVA SCOTIA                    THE BANK OF NOVA SCOTIA,
Corporate Banking                          AS AGENT
44 King Street West, 16th Floor
Toronto, Ontario
M5H 1H1

                                          By:   /s/ R.J. BOWMAN
                                             ----------------------------------
Attention:    Syndication Department           Name:  R.J. Bowman
Telefax:              (416) 866-2009           Title: Assistant Credit Manager



                                          By:   /s/ I.P. WiLKERS
                                             ----------------------------------
                                               Name:   I.P. Wilkers
                                               Title:  Product Manager


POTASH CORPORATION OF                      POTASH CORPORATION OF
SASKATCHEWAN INC.                          SASKATCHEWAN INC.
Suite 500, 122-1st Avenue South
Saskatoon, Saskatchewan
S7K 7G3
                                          By:   /s/ BARRY E. HUMPHREYS  C.S.
                                             ----------------------------------
                                                Name:   Barry E. Humphreys  c.s.
                                                Title:  Senior Vice President
                                                        Finance & Treasurer
Attention:        Chief Financial Officer
Telefax:          (306) 933-8844


                                          By:    /s/ JOHN L.M. HAMPTON
                                             ----------------------------------
                                               Name:   John L.M. Hampton
                                               Title:  Senior Vice President,
                                                       General Counsel
                                                       and Secretary

                                          THE BANK OF NOVA SCOTIA,
                                          AS LENDER



                                          By:  /s/ R. HOSIC:
                                             ----------------------------------
                                               Name:   R. Hosic
                                               Title:  Relationship Manager



                                          By:  /s/ G.M. HICKAWAY
                                             ----------------------------------
                                               Name:   G.M. Hickaway
                                               Title:  Senior Relationship
                                                       Manager


                                          ROYAL BANK OF CANADA



                                          By:  /s/ P.K. (PHIL) KLEIN
                                             ----------------------------------
                                               Name:   P.K. (Phil) Klein
                                               Title:  Senior Account Manager



                                          By:  /s/ D.A. (DOUG) FINNIE
                                             ----------------------------------
                                               Name:  D.A. (Doug) Finnie
                                               Title: Manager, Business Banking


                                          BANK OF MONTREAL



                                          By:  /s/ J. BAIDACOFF
                                             ----------------------------------
                                               Name:  J. Baidacoff
                                               Title: Director




                                          By:
                                             ----------------------------------
                                               Name:
                                               Title:


                                          BANQUE NATIONALE DE PARIS
                                          (CANADA)



                                          By:  /s/ T. DE CARNE
                                             ----------------------------------
                                               Name:  T. de Carne
                                               Title: Deputy General Manager
                                                      V.P. Corp. Banking


                                          By:  /s/ QUOC LE MINH
                                             ----------------------------------
                                               Name:  Quoc Le Minh
                                               Title: Senior Vice President
                                                      General Manager

                                          THE TORONTO-DOMINION BANK



                                          By:  /s/ ADAM NEWMAN
                                             ----------------------------------
                                               Name:  Adam Newman
                                               Title: Manager



                                          By:
                                             ----------------------------------
                                               Name:
                                               Title:

                                        MORGAN GUARANTY TRUST
                                        COMPANY OF NEW YORK


                                          By:  /s/ CHARLES H. KING
                                             ----------------------------------
                                               Name:  Charles H. King
                                               Title: Vice President



                                          By:
                                             ----------------------------------
                                               Name:
                                               Title:


                                          SOCIETE GENERALE (CANADA)



                                          By: /s/ [ILLEGIBLE]
                                             ----------------------------------
                                               Name:
                                               Title:



                                          By: /s/ [ILLEGIBLE]
                                             ----------------------------------
                                               Name:
                                               Title:


                                          UNION BANK OF SWITZERLAND
                                          (CANADA)



                                          By:  /s/ LAWRENCE J. MALONEY
                                             ----------------------------------
                                               Name:  Lawrence J. Maloney
                                               Title:  Vice-President



                                          By:  /s/ JAMES DI GIACOMO
                                             ----------------------------------
                                               Name:  James Di Giacomo
                                               Title: Vice-President

                                          BANK OF AMERICA CANADA




                                          By:  /s/ DARYL PATTERSON
                                             ----------------------------------
                                               Name:  Daryl Patterson
                                               Title: Vice President




                                          By:
                                             ----------------------------------
                                               Name:
                                               Title:


                                          CANADIAN IMPERIAL BANK OF COMMERCE




                                          By:  /s/ KEVIN DYER
                                             ----------------------------------
                                               Name:  Kevin Dyer
                                               Title: Manager




                                          By:  /s/ LAURIE PYLE
                                             ----------------------------------
                                               Name:  Laurie Pyle
                                               Title: Account Officer


                                          CITIBANK CANADA




                                          By:  /s/ W. TERRY MARSHALL
                                             ----------------------------------
                                               Name:  W. Terry Marshall
                                               Title: Vice President




                                          By:
                                             ----------------------------------
                                               Name:
                                               Title:


                                          CREDIT SUISSE CANADA




                                          By:  /s/ D. LEWIS
                                             ----------------------------------
                                               Name:  D. Lewis
                                               Title: Associate




                                          By:  /s/ WAYNE ADAIR
                                             ----------------------------------
                                               Name:  Wayne Adair
                                               Title: Associate

                                          DEUTSCHE BANK CANADA




                                          By:  /s/ FRANCOIS A. WENTZEL
                                             ----------------------------------
                                               Name:  Francois A. Wentzel
                                               Title: Vice President & Director




                                          By:  /s/ DONALD J. CORRELA
                                             ----------------------------------
                                               Name:  Donald J. Correla
                                               Title: Assistant Vice President


                                         THE FIRST NATIONAL BANK OF CHICAGO




                                          By:  /s/ GEORGE R. SCHANZ
                                             ----------------------------------
                                               Name: George R. Schanz
                                               Title: Vice President




                                          By:
                                             ----------------------------------
                                               Name:
                                               Title:


                                          FUJI BANK CANADA




                                          By:  /s/ SHINICHI ONODERA
                                             ----------------------------------
                                               Name:  Shinichi Onodera
                                               Title: Executive Vice President




                                          By:
                                             ----------------------------------
                                               Name:
                                               Title:


                                        FUJI BANK, LIMITED, ATLANTA AGENCY




                                          By:  /s/ TOSHIHIRO MITSUI
                                             ----------------------------------
                                               Name:  Toshihiro Mitsui
                                               Title: Vice-President and Manager




                                          By:
                                             ----------------------------------
                                               Name:
                                               Title:

                                   SCHEDULE A

                             INDIVIDUAL COMMITMENTS


     NAME AND ADDRESS OF LENDER                       INDIVIDUAL COMMITMENT

     The Bank of Nova Scotia                              $190,000,000
     Corporate Banking
     3820, 700 2nd Street West, P.O. Box 2540
     Calgary, Alberta  T2P 2N7

     Attention:            Unit Head
                           Corporate Banking-Calgary
     Telefax:              (403) 221-6497


     Royal Bank of Canada                                 $135,000,000
     Saskatoon Business Centre
     154-1st Avenue South
     4th Floor
     Saskatoon, Saskatchewan S7K 1K2

     Attention:            Phil K. Klein
                           Senior Account Manager

     Telefax: (306) 668-3893



     Bank of Montreal                                     $135,000,000
     First Canadian Place, 24th Floor
     Toronto, Ontario  M5X 1A1

     Attention:        Mr. Jim Baidacoff, Director
                       Natural Resources Division

      Telefax: (416) 867-5818



      Banque Nationale de Paris (Canada)                  $135,000,000
      36 Toronto Street, Suite 750
      Toronto, Ontario  M5C 2C5

      Attention:         Tannenguy de Carne, Vice President
                         & Deputy General Manager

      Telefax: (416) 947-3541

    NAME AND ADDRESS OF LENDER                          INDIVIDUAL COMMITMENT

    The Toronto-Dominion Bank                               $135,000,000
    Corporate and Investment Banking Group
    55 King Street West
    8th Floor, T-D Centre
    Toronto, Ontario  M5K 1A2

    Attention: Adam Newman
    Telefax:  (416) 944-5630


    Morgan Guaranty Trust Company of New York               $100,000,000
    60 Wall Street
    New York, New York  U.S.A.  10260-0060

    Attention: Charles H. King, Vice President
    Telefax:  (212) 648-5336


    Societe Generale (Canada)                               $100,000,000
    100 Yonge Street, Suite 1002 Toronto, Ontario  M5C 2W1

    Attention: Robert Sadokierski, Senior Manager
    Telefax:   (416) 364-9996


    Union Bank of Switzerland (Canada)                      $100,000,000
    154 University Avenue
    Toronto, Ontario  M5H 3Z4

    Attention: Jim Di Giacomo
               Assistant Vice President
    Telefax:   (416) 343-8311

NAME AND ADDRESS OF LENDER                               INDIVIDUAL COMMITMENT


    Bank of America Canada                                    $60,000,000
    855 Second Street, S.W.
    Suite 1900 Calgary, Alberta  T2P 4J7

    Attention: Mr. Daryl Patterson
               Vice President
    Telefax:   (403) 232-8848


    Canadian Imperial Bank of Commerce                        $60,000,000
    701-201 21st Street East
    Saskatoon, Saskatchewan  S7K 0B8

    Attention: Kevin Dyer
               Manager
    Telefax:   (306) 668-3360


    Citibank Canada                                           $60,000,000
    Corporate Finance
    Citibank Place
    10th Floor, 123 Front Street West
    Toronto, Ontario  M5J 2M3

    Attention: Margaret Gillies, Vice President
    Telefax:   (416) 947-5674


    Credit Suisse Canada                                      $60,000,000
    400 Burrard Avenue
    Suite 1610
    Vancouver, B.C.  V6C 3A6

    Attention: Phil Lunn, Associate
    Telefax:   (604) 684-7917

NAME AND ADDRESS OF LENDER                              INDIVIDUAL COMMITMENT


    Deutsche Bank Canada                                      $60,000,000
    P.O. Box 196, Suite 1200
    222 Bay Street
    Toronto, Ontario  M5K 1H6

    Attention:  Francois Wentzel, Vice President
    Telefax:    (416) 682-8484


    The First National Bank of Chicago                       $60,000,000
    Energy & Minerals Group
    1 First National Plaza
    Mail Suite 0363
    Chicago, Illinois 60670

    Attention: George Schanz, Vice President
    Telefax:   (312) 732-3055


    Fuji Bank Canada                                         $40,000,000
    BCE Place, Canada Trust Tower
    P.O. Box 609, Suite 2800
    161 Bay Street
    Toronto, Ontario  M5J 2S1

    Attention:         Shinichi Onodera
    Telefax:           (416) 865-9618


    Fuji Bank, Limited,                                      $20,000,000
    Atlanta Agency
    Marquis One Tower, Suite 2100
    245 Peachtree Center Avenue, N.E.
    Atlanta, Georgia  30303

    Attention:         Mr. T. Mitsui
                       Vice-President and Manager
    Telefax:           (404) 653-2119

                                   SCHEDULE B

                             COMPLIANCE CERTIFICATE

TO: THE BANK OF NOVA SCOTIA

     I, -, the Chief Financial Officer of Potash Corporation of Saskatchewan Inc. (the "Borrower") in such capacity and not personally, hereby certify that:

1. I am the duly appointed Chief Financial Officer of the Borrower, the borrower named in the term credit agreement made as of October 4, 1996 between the Borrower, The Bank of Nova Scotia, as agent, and the Lenders referred to therein (the "Credit Agreement") and as such I am providing this certificate for and on behalf of the Borrower pursuant to the Credit Agreement.

2. I am familiar with and have examined the provisions of the Credit Agreement including, without limitation, those of Articles 10, 11 and 13 therein.

3. To the best of my knowledge, information and belief and after due inquiry, no Default has occurred and is continuing as at the date hereof.

4. As of the last day of or for the [Fiscal Quarter/Fiscal Year] ending -, 19-, the amounts and financial ratios referred to in Sections 11.01(e), 11.01(f) and 11.01(g) and Sections 11.03(d) and (e) of the Credit Agreement are as follows:


                                            Actual Amount       Required Amount
                                                                    or Limit

  (a)  Debt to Capital                    -:1              0.55:1

  (b)  Long Term Debt to EBIDTA           -:1              ...3.5:1

  (c)  Tangible Net Worth                  $-              $1,000,000,000 or
                                                           $1,250,000,000

  (d)  Net Book Value of Disposed Assets   $-              N/A

  (e)  25% of Total Assets                 $-              N/A

  (f)  Debt of Subsidiaries                $-              $250,000,000
       (other than Arcadian)

  (g)  Debt of Arcadian                    $-              [to be determined]

5. Unless the context otherwise requires, capitalized terms in the Credit Agreement which appear herein without definitions shall have the meanings ascribed thereto in the Credit Agreement.

     DATED this - day of -, 19-.



                                             _________________________________
                                             -
                                             Chief Financial Officer

                                   SCHEDULE C

                               FORM OF ASSIGNMENT

                                            Dated               , 19

     Reference is made to the Term Credit Agreement made as of October 4, 1996 (the "Credit Agreement"), between Potash Corporation of Saskatchewan Inc., The Bank of Nova Scotia, as agent (in that capacity, the "Agent") and the Lenders referred to therein. Terms defined in the Credit Agreement are used herein as therein defined.

                (the "Assignor") and                           (the "Assignee")
agree as follows:

1. The Assignor hereby sells and assigns to the Assignee, and the Assignee
hereby purchases and assumes from the Assignor, a   % interest in and to all of
the Assignor's rights and obligations under the Credit Agreement and any agreements, documents and instruments delivered pursuant thereto (collectively, the "Loan Documents") as of the Effective Date (as defined below) (including, without limitation, such percentage interest in the Assignor's Individual Commitment as in effect on the Effective Date and the Accommodation made available by the Assignor under the Credit Facility and outstanding on the Effective Date).

2. The Assignor (i) represents and warrants that as of the date hereof its
Individual Commitment is U.S. $                       (without giving effect to
assignments thereof which have not yet become effective, including, but not limited to, the assignment contemplated hereby), and the aggregate outstanding amount of Accommodation made available by the Assignor under the Credit
Facility is U.S. $                         (without giving effect to
assignments thereof which have not yet become effective, including, but not limited to, the assignment contemplated hereby); (ii) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (iii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any other instrument or document furnished pursuant thereto; (iv) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any of the Companies or the performance or observance by the Borrower of any of its obligations under the Loan Documents or any other instrument or document furnished pursuant thereto; and (v) gives notice to the Agent of the assignment to the Assignee hereunder.

3. The effective date of this Assignment (the "Effective Date") shall be the
later of                            and the date on which a copy of a fully
executed copy of this Assignment has been delivered to Potash Corporation of Saskatchewan Inc. and the Agent in accordance with Section 15.02 of the Credit Agreement.

4. The Assignee hereby agrees to the specific Individual Commitment in the
amount of U.S. $                            and to the address and telefacsimile
number set out after its name on the signature page hereof for the purpose of notices as provided in Section 15.02 of the Credit Agreement.

5. As of the Effective Date (i) the Assignee shall, in addition to any rights and obligations under the Loan Documents held by it immediately prior to the Effective Date, have the rights and obligations under the Loan Documents that have been assigned to it pursuant to this Assignment and (ii) the Assignor shall, to the extent provided in this Assignment, relinquish its rights and be released from its obligations under the Loan Documents.

6. The Assignor and Assignee shall make all appropriate adjustments in payments under the Loan Documents for periods prior to the Effective Date directly between themselves.

7. This Assignment shall be governed by, and construed in accordance with, the laws of the Province of Ontario and the laws of Canada applicable therein.

8. There shall be no novation or recreation of any of the obligations of the Borrower under any of the Loan Documents by reason of the assignment provided for herein.


                                            [ASSIGNOR]


                                            By: _______________________________
                                            Title:

                                            [ASSIGNEE]


                                            By: _______________________________
                                            Title:


                                             Address

                                             __________________________________

                                             __________________________________

                                             __________________________________



                                             Attention: _______________________


                                             Telefax: _________________________

If no Event of Default has occurred and is continuing, insert the following:

Potash Corporation of Saskatchewan Inc. hereby consents to the foregoing
assignment as of the      day of                , 199  .


                                    POTASH CORPORATION OF SASKATCHEWAN INC.

                                     Per: _____________________________________
                                              Name:
                                              Title:

                                  SCHEDULE D-1

                     OPINION OF BORROWER'S ONTARIO COUNSEL
                   [LETTERHEAD OF BORROWER'S ONTARIO COUNSEL]

-, 1996

The Bank of Nova Scotia
Corporate Banking
44 King Street West
16th Floor
Toronto, Ontario
M5H 1H1


Attention: Unit Head,
           Corporate Banking-Syndications

Dear Sirs:

Re: U.S. $1,450,000,000 Term Credit Facility provided to Potash Corporation of Saskatchewan Inc. (the "Borrower") pursuant to a Term Credit Agreement made as of October 4, 1996 between the Borrower, The Bank of Nova Scotia, as Agent, and the Lenders referred to therein (the "Credit Agreement")


We have acted as Ontario counsel to the Borrower in connection with the negotiation, execution, and delivery by the Borrower of the Credit Agreement. This opinion is being provided to The Bank of Nova Scotia as agent for and on behalf of itself and the Lenders. All capitalized terms which are used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement.

In connection with the foregoing, we have examined certified copies of certain corporate proceedings of the Borrower, certificates of public officials and an officer's certificate of the Borrower, a copy of which is annexed hereto as Schedule "A", and have made such other investigations of fact and law as we have deemed relevant and necessary as the basis for the opinions herein expressed. In such examination, we have assumed the genuineness of all signatures and the authenticity of documents submitted as originals and the conformity to originals of all documents submitted as copies thereof.

For the purposes of our opinions expressed herein, we have relied on the opinion of Mr. John L.M. Hampton, General Counsel of the Borrower, as to the matters set out therein (the "Opinion"). The Opinion is attached hereto as Schedule "B". The Opinion is satisfactory in form and we consider that you and we are justified in relying thereon.

Our opinions expressed below in paragraphs 4 and 5 are based upon, among other things, the provisions of the Income Tax Act (Canada) including the regulations promulgated thereunder (the "Act"), and the equivalent provisions of the tax legislation of the Province of Ontario in force at the date of this letter, and take into account all proposed amendments to such law that have been publicly announced as at such date as well as our understanding of the published administrative practice of Revenue Canada, Customs, Excise and Taxation. Also, for purposes of such opinion, we have assumed that the event of default set forth in Section 13.01(n) of the Credit Agreement is an event that is beyond the control of the Lenders, is not contrived to change the normal maturity of the principal amount of the Borrowing and was negotiated to reflect the creditworthiness of the Borrower.

Based upon the foregoing and subject to the qualifications hereinafter set forth, we are of the opinion that:

1. Each of the Credit Agreement and the Agency Fee Agreement (collectively, the "Documents") has been duly executed and delivered by the Borrower.

2. There are no consents, approvals, orders, authorizations, licences, exemptions or designations or registrations, qualifications, declarations, or filings of or by any governmental or regulatory body or person which are necessary as of the date hereof in order for the Borrower (a) to execute and deliver the Documents and (b) to perform its obligations thereunder.

3. Each Document is a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms.

4. No stamp tax or similar duty or levy is payable in connection with the execution and delivery of the Documents.

5. The Borrower will not be required under the Act or the tax legislation of the Province of Ontario (the "Canadian Tax Law") to withhold tax on payments of the principal amount of or the interest on the principal amount of the Borrowing under the Credit Facility or credited by it to a person who is neither a resident nor deemed to be a resident of Canada for purposes of the Canadian Tax Law and who is dealing with the Borrower at arm's length within the meaning of the Canadian Tax Law at the time of such payment or crediting. Under the Canadian Tax Law, no tax on income (including taxable capital gains) is payable in respect of the payment or crediting by the Borrower of the principal amount of the Borrowing under the Credit Facility or interest on such amount by a person who is neither a resident nor deemed to be a resident of Canada for purposes of the Canadian Tax Law, who is dealing at arm's length with the Borrower within the meaning of the Canadian Tax Law and who is neither carrying on nor deemed or considered for purposes of the Canadian Tax Law to be, or to be earning amounts in, carrying on business (including the rendering of services) in Canada in connection with the Credit Agreement in any taxation year.

The opinions set forth above as to the enforceability of the Credit Agreement are subject to:

      (a) applicable, bankruptcy, insolvency, preference, winding up, reorganization, arrangement, moratorium or other similar laws affecting creditors rights generally;

      (b) the enforceability of the Documents and the rights and remedies set out therein may be limited by general principles of equity;

      (c) a court may not treat as conclusive those certificates and determinations which the Documents state are to be so treated;

      (d) the ability to recover or claim for certain costs or expenses may be subject to judicial discretion;

      (e) pursuant to the Currency Act (Canada), judgment by a court in any province in Canada may be awarded in Canadian currency only;

      (f) validity and enforceability of the severability provisions contained in the Documents may be subject to judicial discretion;

      (g) the requirement in the Documents that interest be paid at a higher rate after than before default may not be enforceable as it may be construed as a penalty; and

      (h) the effectiveness of provisions which purport to relieve a person from a liability or duty otherwise owed may be limited by law, and provisions requiring indemnification or reimbursement may not be enforced by a court to the extent that they relate to the failure of such person to have performed such duty or liability.

The opinions expressed herein are limited to matters governed by the laws of the Province of Ontario and the law of Canada applicable therein.

The opinions expressed herein are provided totally for the benefit of The Bank of Nova Scotia, as agent for and on behalf of itself and the Lenders, in connection with the financing transaction described above. The opinion letter may not be quoted or relied upon by anyone else without our prior written consent.

Yours truly,

                                  SCHEDULE D-2

                     OPINION OF BORROWER'S GENERAL COUNSEL
                   [LETTERHEAD OF BORROWER'S GENERAL COUNSEL]

-, 1996

The Bank of Nova Scotia
Corporate Banking
44 King Street West
16th Floor
Toronto, Ontario
M5H 1H1


Attention:  Unit Head,
            Corporate Banking-Syndications



Stikeman, Elliott
Commerce Court West
Suite 5300
Toronto, Ontario
M5L 1B9

Dear Sirs:

Re: U.S. $1,450,000,000 Term Credit Facility provided to Potash Corporation of Saskatchewan Inc. (the "Borrower") pursuant to a Term Credit Agreement made as of October 4, 1996 between the Borrower, The Bank of Nova Scotia, as Agent, and the Lenders referred to therein (the "Credit Agreement")

I am the Vice-President, General Counsel and Secretary of the Borrower and in that capacity have acted on behalf of the Borrower in connection with the authorization, execution, and delivery by the Borrower of the Credit Agreement. This opinion is being provided to The Bank of Nova Scotia as agent for and on behalf of itself and the Lenders. All capitalized terms which are used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement.

In connection with the foregoing, I have examined originals of the articles of incorporation, and such other corporate proceedings and records of the Borrower, and certificates of public officials and have made such other investigations of fact and law as I have deemed relevant and necessary as the basis for the opinions herein expressed. In such examination I have assumed the genuineness of all signatures and the authenticity of documents submitted as originals and the conformity to originals of all documents submitted as copies thereof.

Based upon the foregoing and subject to the qualifications hereinafter set forth, I am of the opinion that:

   1. The Borrower is a corporation duly incorporated and validly existing under the laws of the Province of Saskatchewan.

   2. The Borrower has full corporate capacity, power and authority to enter into the Credit Agreement and the Agency Fee Agreement (collectively, the "Documents") and to observe and perform the obligations on its part to be observed and performed thereunder.

   3. The entering into of the Documents and the observance and performance by the Borrower of the obligations on its part to be observed and performed thereunder do not (a) violate any provision of its articles or bylaws, or (b) contravene any existing law, regulation or authorization to which the Borrower is subject, or (c) to the best of my knowledge, constitute a default under any material agreement or other material instrument to which it is a party or by which it is bound.

   4. Each Document has been duly authorized by all necessary corporate action on the part of the Borrower.

   5. There are no consents, approvals, orders, authorizations, licences, exemptions or designations or registrations, qualifications, declarations, or filings of or by any governmental or regulatory body or person which are necessary in order for the Borrower (a) to execute and deliver the Documents and (b) to perform its obligations thereunder.

   6. As the Credit Agreement is stated to be governed by the laws of the Province of Ontario, I am unable to opine as to whether the Credit Agreement constitutes a legal, valid and binding obligation of the Borrower, enforceable against it in accordance with its terms.
        However, there is nothing in Saskatchewan law which would prohibit the Borrower from entering into the Credit Agreement or from performing its obligations thereunder. I am not aware of any provision of the Credit Agreement which would appear to violate the public policy of Saskatchewan.

   7. The courts of Saskatchewan would give a judgment based on a judgment obtained in the courts of the Province of Ontario against the Borrower with respect to the Credit Agreement without re-examination of the merits, assuming proper service of process in respect of the proceeding in which such Ontario judgment was obtained in accordance with the laws of Ontario and assuming such process was duly served on the Borrower and provided that such judgment was for a debt or fixed sum of money, not obtained by fraud or any manner contrary to the principles of natural justice, not for a claim in respect of any laws of Ontario which a court in Saskatchewan would characterize as revenue, expropriating, penal or similar laws, and not contrary to public policy, as that term is understood under the laws of Saskatchewan.

The opinions expressed herein are limited to matters governed by the laws of the Province of Saskatchewan and the laws of Canada applicable therein.

Yours truly,

POTASH CORPORATION OF SASKATCHEWAN INC.




John L.M. Hampton
Vice-President, General Counsel and Secretary

                                   SCHEDULE E

                              [SUBSIDIARIES CHART]















(1) Potash Corporation of Saskatchewan (Florida) Inc. is the general partner and PCS Sales (Iowa), Inc. is the limited partner in PCS Joint Venture, Ltd., a mutual partnership among business in Florida as Florida Favorite Fertilizer and in Georgia and Alabama as Farmer's Favorite Fertilizer.


(2)  J V partner is Albright & Wilson Americas Inc.

(3) A & W Company owns a 100% interest in Purified Acid Partners, a Virginia general partnership which is in the process of being consolidated into A & W Company.

(4) Refer to attached Schedule I, effective upon closing the Arcadian acquisition

(5) Refer to attached Schedule II, effective upon closing the K&S AG share acquisition

                                                                      Percentage of                           Domestic or Foreign
                                           Business or Type           Ownership and              Date of       and State/Country
       Name of Entity                      of Operations              Name of Owner             Formation        of Formation
       --------------                      ----------------           -------------             ---------     -------------------

AA Sulfuric Corporation                    Chemical production        80% capital stock         01/02/84(1)   Domestic - Louisiana
                                                                      owned by AF

AC Industries                              chemical production        50% general partner       01/14/94      Domestic - Delaware
                                                                      interest owned by
                                                                      ALCDC

Arcadian Ammonia Terminal                  holding company            100% common stock         03/08/96      Domestic - Texas
Corporation I (AATCI)                                                 owned by AATCII

Arcadian Ammonia Terminal                  holding company            100% common stock         03/08/96      Domestic - Delaware
Corporation II (AATCIT)                                               owned by AC

Arcadian Cayman Limited                    insurance                  100% common stock         06/20/95      Foreign -
                                                                      owned by AC                               Cayman Islands

Arcadian Fertilizer Corporation (AFC)      plant leasing              100% common stock         11/07/94      Domestic - Delaware
                                                                      owned by AF

Arcadian Fertilizer Limited                plant leasing              100% common stock         12/21/94      Foreign -
                                                                      owned by AFC                              Trinidad and Tobago

Arcadian Fertilizer, L.P. (AF)             fertilizer and chemical    1% general partner        02/03/92      Domestic - Delaware
                                           production                interest owned by
                                                                      AC and 99% limited
                                                                      partner interest
                                                                      owned by AP

Arcadian/FMF, L.L.C.                       ammonia barges             10% member interest       07/03/95      Domestic - Delaware
                                                                      owned by AF

Arcadian Holding Corporation (AHC)         holding company            100% common stock         03/09/95      Domestic - Delaware
                                                                      owned by AC

Arcadian LCD Corporation (ALCDC)           holding company            100% common stock         01/11/94      Domestic - Delaware
                                                                      owned by AF

Arcadian Nitrogen Limited                  plant leasing              100% common stock         01/19/96      Foreign -
                                                                      owned by AFC                              Trinidad and Tobago

Arcadian Ohio, L.P.                        fertilizer and chemical    1% general partner        04/27/93      Domestic - Delaware
                                           production                 interest owned by
                                                                      AC and 99% limited
                                                                      partner interest
                                                                      owned by AP

Arcadian Partners Finance                  financing                  100% common stock         03/22/93      Domestic - Delaware
Corporation                                                           owned by AP

Arcadian Partners, L.P. (AP)               holding company            1% general partner        02/10/92      Domestic - Delaware
                                                                      interest and 97%
                                                                      limited partner
                                                                      interest owned by
                                                                      AC and 2% limited
                                                                      partner interest
                                                                      owned by AHC



                                                                        Percentage of                          Domestic or Foreign
                                             Business or Type           Ownership and             Date of      and State/Country
        Name of Entry                         of Operations             Name of Owner            Formation        of Formation
        -------------                       -----------------           -------------            ---------     ------------------

Arcadian Payroll Compensation               employee leasing            100% common stock         11/01/94     Domestic - Delaware
                                                                        owned by AC

Arcadian Trinidad Ammonia Limited(2)        dormant - formerly          100% common stock         10/06/77(3)  Foreign - Trinidad
                                            fertilizer and chemical     owned by ATC                           and Tobago
                                            production

Arcadian Trinidad Ammonia Project           dormant - formerly          100% common stock         03/02/94     Domestic - Delaware
Corporation                                 plant acquisition           owned by AC

Arcadian Trinidad Corporation (ATC)         holding company             100% common stock         03/22/93     Domestic - Delaware
                                                                        owned by AP

Arcadian Trinidad Finance Limited           financing                   100% common stock         03/17/93     Foreign - United
                                                                        owned by ATC                           Kingdom

Arcadian Trinidad Limited(4)                fertilizer and chemical     100% common stock         09/13/84(5)  Foreign - Trinidad
                                            production                  owned by ATC                           and Tobago

ARWE. S.A. de C.V.                          operating services for      50% common stock          09/15/94     Foreign - Mexico
                                            NU-AG                       owned by ATC

Auguser Service Company, Inc.               plant maintenance           50% capital stock         09/12/86(6)  Domestic - Delaware
                                                                        owned by AF

FirstMiss Fertilizer Limited                ammonia storage             0.5% general partner      08/18/95(7)  Domestic - Delaware
Partnership                                                             interest owned by AATCI
                                                                        and 49.5% limited partner
                                                                        interest owned by AATCII

Norcinnes Integrades Agricolas,             fertilizer distribution     50% common stock          09/15/94     Foreign - Mexico
S.A. de C.V. (NU-AG)                                                    owned by ATC

-------------
(1) Interest was acquired on 05/31/89.

(2) Formerly named Fertilizers of Trinidad and Tobago Limited.

(3) Interest was acquired on 03/26/96.

(4) Formerly named Trinidad and Tobago Urea Company Limited and Arcadian Trinidad Urea Limited.

(5) Interest was acquired on 03/26/93.

(6) Interest was acquired on 11/07/89.

(7) Interest was acquired as of 04/17/96.

                            PARTICIPATION STRUCTURE
                        OF KALI UND SALZ BETEILIGUNGS AG

EXHIBIT A

Kali und Salz Beteiligungs AG, Kassel
Kali und Salz GmbH, Kassel
Kali-Transport Gesellschaft mbH, Hamburg
German Bulk Chartering GmbH, Hamburg
Chemische Fabrik Kalk GmbH, Koln
Montangesellschaft Warenhandel mbH, Koln
Kali und Salz Consulting GmbH, Kassel
Kali und Salz Enrsorgung GmbH, Kassel
Kali und Salz Bauschutt-Recycling GmbH, Sehnde
Niedersachsische Gesellschaft zur Endablagerung von Sonderabfall mbH, Hannover Wohnbau Salzdetfurth GmbH, Bad Salzdetfurth
Beienrode Bergwerks-GmbH, Kassel
Deutsches Kalisyndikat GmbH, Berlin
Potash Company of Canada Ltd. (Potacan), Toronto (CAN)
175360 Canada Inc., Toronto (CAN)
Potacan Mining Company (PMC), Sussex (CAN)
Potacan Inc., Atlanta (USA)
MSW-Chemie GmbH, Langelsheim
Weserumschlagstelle Munden GmbH, Kassel
Union Schiffahrts- und Lagerhaus Gesellschaft mbH, Hannover
Lehrter Bau- und Wohnungsgesellschaft mbH, Lehrte
Forstgenossenschaft Funfberge, Wesseln
Gemeinnutziger Bauverein Wunstorf eG., Wunstorf
Wohnungsgenossenschaft Gartenheim eG, Hannover
Deutscher Strassen-Dienst GmbH, Kassel
Hyperhpos-Kali Dungemittel GmbH, Budenheim
Steinhuder Meer-Bahn GmbH, Wunstorf
Thomasdunger GmbH, Dusseldorf
Landwirtschaftliche Beratung Thomasdunger GbR, Dusseldorf
Kali-Union Verwaltungs-Gesellschaft mbH, Kassel
Handels- und Finanzgesellschaft (HFZ), Zug (CH)
Kalisalter AB, Goteborg (S)
Verlagsgesellschaft fur Ackerbau mbH, Kassel
Kali + Salz spol.s.r.o., Prag (TSCH.)
Agro-Kali spolka z.o.o., Warschau (Polen)
Kali-Importen A/S, Hvidovre (DK)
Potash Import & Chemical Co. (PICC), New York (USA)
Vertriebsgesellschaft fur Kalidungemittel mbH (VfK), Wien (A)
Kali und Salz France S.A.R.L., Reims (F)
Nederlandsche Kali-Import Maatschappij B.V. (NKIM), Weesp (NL)
Societa Potassio e Magnesio S.r.L. (Sopoma), Verona (I)
Potash (China) Ltd., Hongkong
Compagnie Belge des Engrais Potassiques S.A. (Belcopotasse), Brussel (B) Potash Ltd., Sawbridgeworth (GB)

Kali (U.K.) Ltd., Sawbridgeworth (GB)
Sociedade Brasileira de Potassa e Adubos Ltda. (Potabrasil), Sao Paulo (BR) Dai Nippon Kall Kabushiki Kaisha (DNK), Tokyo (J)
South East Asia Fertilizer Comp. Pte. Ltd. (Seafco), Singapore (SGP)
Potash S.A. (Pty.), Johannesburg (ZA)
Kali-Kontoret A/S, Oslo (N)

                                   SCHEDULE F

                  PARTNERSHIPS, JOINT VENTURES AND SYNDICATES


                                 See Schedule E

                                   SCHEDULE G

                            SPECIFIC PERMITTED LIENS

1. Personal Property Security Act (Saskatchewan) Registrations particulars of which are set forth on page G-2.

2. Uniform Commercial Code Registrations in respect of Texasgulf, Inc. particulars of which are set forth on pages G3-G6.

NOTE: The interests secured by the registrations specified above may be of a nature which are also included in one or more of the descriptive clauses in the definition of Permitted Liens in Section 1.01. They are specifically included here for greater certainty. The registrations listed are not, nor are they intended to be, exhaustive of all the security registrations registered or filed in respect of the assets of the Companies.

                           PERSONAL PROPERTY REGISTRY                    SEARCH
                                                                         RESULT

Search Type: Business Party Name
Criteria:
POTASH CORPORATION OF SASKATCHEWAN INC.

-------------------------------------------------------------------------------

Business         POTASH CORPORATION OF SASKATCHEWAN INC.
Debtor           500, 122-1ST AVENUE SOUTH
Party 1          SASKATOON
102934248-01     SASK
                 S7K7G3

General          INTANGIBLES OF THE DEBTOR BEING SUCH LETTERS           P/L-001O
Property         OF CREDIT AND DRAFTS PAYABLE THEREUNDER AS             P/L-001P
                 HAVE BEEN PURCHASED BY RBC UNDER A LETTER OF           P/L-001Q
                 CREDIT PURCHASE FACILITY DATED AUGUST 11, 1992         P/L-002O
                 AND IN ANY ADDITIONAL SCHEDULES FROM TIME TO           P/L-002P
                 TIME ADDED HERETO, AND ALL DEEDS, DOCUMENTS,           P/L-002Q
                 WRITINGS, PAPERS, BOOKS OF ACCOUNT AND OTHER           P/L-003O
                 BOOKS RELATING TO OR BEING RECORDS OF DEBTS OR         P/L-003P
                 THE PROCEEDS THEREOF OR BY WHICH DEBTS                 P/L-003Q
                 OR THE PROCEEDS THEREOF ARE OR MAY HEREAFTER           P/L-004O
                 BE SECURED, EVIDENCED, ACKNOWLEDGED OR MADE            P/L-004P
                 PAYABLE, NOW OWNED OR HEREAFTER OWNED                  P/L-004Q
                 OR ACQUIRED BY OR ON BEHALF OF THE DEBTOR, AND         P/L-005O
                 ALL MONIES (OTHER THAN TRUST MONIES LAWFULLY           P/L-005P
                 BELONGING TO OTHERS) HEREAFTER RECEIVED BY             P/L-005Q
                 OR ON BEHALF OF DEBTOR IN PAYMENT OR                   P/L-006O
                 SATISFACTION OF DEBTS.                                 P/L-006P
                 PROCEEDS, INCLUDING BUT NOT LIMITED TO, TRADE-         P/L-001R
                 INS, EQUIPMENT, CASH, BANK ACCOUNTS, NOTES,            P/L-001S
                 CHATTEL PAPER, GOODS, CONTRACT RIGHTS,                 P/L-002R
                 ACCOUNTS, AND ANY OTHER PROPERTY OR                    P/L-002S
                 OBLIGATIONS RECEIVED WHEN SUCH COLLATERAL OR           P/L-003R
                 PROCEEDS ARE SOLD, EXCHANGED COLLECTED OR              P/L-003S
                 OTHERWISE DISPOSED OF.                                 P/L-004R

                PREVIOUS TRANSACTIONS:

Trans   Type     Time   Date          Registration    Old Reg #
 01      01      10:00  16-OCT-1992   SETUP           04315494

-------------------------------------------------------------------------------
                               SET UP -- SIMILAR

Reg Type:      PPSA                               Reg Number: 104592694
Transaction    Registration Date: 17 NOV 1994     Trans:       1
               Registration Time: 10:27:00
               Registration Life: 04 YEAR(S)
Expiry Date    Registration Expiry: 17 NOV 1998

Notation       ADD PURCHASE MONEY INTEREST CLAIMED

                                      G-3

Debtor name      Jurisdiction          Result       ID No.    Con't from    Date Filed   Secured Party                    Collateral
-----------      ------------          ------       -----     ----------    ----------   -------------                    ----------
Texasgulf Inc.   IL, La Salle County   No Record
Texasgulf Inc.   IL, SOS               No Record
Texasgulf Inc.   NC, Beaufort County   UCC 1        -42797                  12/14/84     Wachovia Bank and Trust Co.,     Lease
                                                                                         M.A.
Texasgulf Inc.   NC, Beaufort County   UCC 1        -53048                  12/30/85     The Connecticut National Bank    Lease
Texasgulf Inc.   NC, Beaufort County   continued    --2531    -42797        12/11/89     The Connecticut National Bank    Lease
Texasgulf Inc.   NC, Beaufort County   UCC 2        90-518                   4/18/90     Gregory Poole Equipment Company  Truck
Texasgulf Inc.   NC, Beaufort County   continued              ---51-         4/18/9-     Gregory Poole Equipment Company  Truck
Texasgulf Inc.   NC, Beaufort County   UCC 1        9---40                   7/09/9-     CLS Enterprises, Inc.            Lease
Texasgulf        NC, Beaufort County   UCC 1        9-10--                   -/22/9-     Eaton Financial Corporation      Lease
Texasgulf Inc.   NC, Beaufort County   continued    901543    -5----        12/27/9-     The Connecticut National Bank    Lease
Texasgulf Inc.   NC, Beaufort County   UCC 1        91122-                  10/25/91     Pacificorp Capital, Inc.         Lease
Texasgulf Inc.   NC, Beaufort County   UCC 1        91122-                  10/25/91     Pacificorp Capital, Inc.         Lease
Texasgulf Inc.   NC, Beaufort County   UCC 1        91131-                  12/02/91     The Connecticut National Bank    Lease
Texasgulf Inc.   NC, Beaufort County   UCC 1        9---1-                   2/24/92     Pacificorp Capital, Inc.         Lease
Texasgulf Inc.   NC, Beaufort County   UCC 1        9-----                   -/19/92     Wachovia Bank and Trust Co.,     Lease
                                                                                         M.A.
Texasgulf Inc.   NC, Beaufort County   UCC 1        9-0123                   2/04/93     Pacificorp Capital, Inc.         Lease
Texasgulf        NC, Beaufort County   UCC 1        980641                   7/04/93     AT&T                             Copier
Texasgulf Inc.   NC, Beaufort County   continued    94-055    ----51         5/20/94     ------ Bank Connecticut          Lease
Texasgulf Inc.   NC, Beaufort County   UCC 1        941035                  1-/17/94     Executive Leasing                ----
Texasgulf Inc.   NC, Beaufort County   UCC 1        94112-                  11/1-/94     AT&T Credit Corporation          Lease
Texasgulf Inc.   NC, Beaufort County   continued    941192    -42797        12/--/94     The Connecticut National Bank    Lease
Texasgulf Inc.   NC, Carteret County   No Record
Texasgulf Inc.   NC, Lenoir County     UCC 2        91-5-3                   4/02/91     Coastal Leasing Corporation      Lease
Texasgulf        NC, Lenoir County     UCC 1        92-1378                  6/26/92     United Carolina Bank             Savin
Texasgulf Inc.   NC, Paulico County    No Record
Texasgulf Inc.   NC, Wake County       UCC 1        91-2790-                10/14/91     Pacificorp Capital, Inc.         Lease
Texasgulf Inc.   NC, Wake County       UCC 1        91-27907                10/14/91     Pacificorp Capital, Inc.         Lease
Texasgulf Inc.   NC, Wake County       UCC 1        91-2-023                10/14/91     Pacificorp Capital, Inc.         Lease
Texasgulf Inc.   NC, Wake County       UCC 1        92--1055                 2/25/92     Pacificorp Capital, Inc.         Lease
Texasgulf Inc.   NC, Wake County       UCC 1        92-91503                 3/16/92     Pacificorp Capital, Inc.         Lease
Texasgulf Inc.   NC, Wake County       UCC 1        92---978                 6/29/92     Pacificorp Capital, Inc.         Lease


                                      G-4

Debtor Name       Jurisdiction      Result      CO No.       Con't from   Date filed   Secured Party                    Collateral
-----------       ------------      ------      ------       ----------   ----------   -------------                    ----------
Texasgulf Inc.    MC, Wake County   UCC 1       92-07735                  12/22/92     AT&T Credit Corporation          Lease
Texasgulf Inc.    MC, Wake County   UCC 1       92-07776                  12/23/92     PacificCorp Capital, Inc.        Lease
Texasgulf Inc.    MC, Wake County   UCC 1       95-06718                   2/04/93     PacificCorp Capital, Inc.        Lease
Texasgulf Inc.    MC, Wake County   UCC 1       95-10687                   2/04/93     Pacific Atlantic System
                                                                                          Leasing, Inc.                 Lease
Texasgulf Inc.    MC, Wake County   UCC 1       95-03173                   4/30/93     New England Capital Corp.        Lease
Texasgulf Inc.    MC, Wake County   continued                93-10683      3/13/94     Pacific Atlantic System
                                                                                          Leasing, Inc.                 Lease
Texasgulf
  Chemical Inc.   MC/SOS            No Record
Texasgulf Inc.    MC/SOS            UCC 1       9077283                   12/13/94   Wachovia Bank and Trust Co.        Lease
Texasgulf Inc.    MC/SOS            UCC 1       9000176300                12/30/95   Wachovia Bank and Trust Company,   Lease
                                                                                     S.A.
Texasgulf Inc.    MC/SOS            continued   9631394      0077283      12/12/90   The Connecticut National Bank      Lease
Texasgulf Inc.    MC/SOS            UCC 1       0453835                    2/21/90   CLC Enterprises                    Lease
Texasgulf Inc.    MC/SOS            UCC 1       0471960                    4/28/90   Gregory Peele Equipment Company    Truck
Texasgulf Inc.    MC/SOS            continued   8479978      0671068       4/19/90   Gregory Peele Equipment Company    Truck
Texasgulf Inc.    MC/SOS            UCC 1       9485428                    7/09/90   CLE Enterprises, Inc.              Lease
Texasgulf Inc.    MC/SOS            UCC 1       0705694                    8/04/90   CLE Enterprises, Inc.              Lease
Texasgulf         MC/SOS            UCC 1       0708972                    9/23/90   Eaton Financial Corporation        Copier
Texasgulf Inc.    MC/SOS            UCC 1       0729209                   11/15/90   TSE Financial, Inc.                Lease
Texasgulf Inc.    MC/SOS            UCC 1       8732191                   11/15/90   Business Credit Leasing, Inc.      Information
Texasgulf Inc.    MC/SOS            continued   0176308      0740164      12/13/90   The Connecticut National Bank      Lease
Texasgulf Inc.    MC/SOS            UCC 1       0772657                    4/04/91   Capital Leasing Corporation        Lease
Texasgulf Inc.    MC/SOS            UCC 2       0705200                    4/10/91   - & Sons, Inc.                     Truck
Texasgulf Inc.    MC/SOS            UCC 1       0617343                    9/12/91   PacificCorp Capital, Inc.          Lease
Texasgulf Inc.    MC/SOS            UCC 1       0817344                    9/12/91   PacificCorp Capital, Inc.          Lease
Texasgulf Inc.    MC/SOS            UCC 1       0018220                    9/14/91   PacificCorp Capital, Inc.          Lease
Texasgulf Inc.    MC/SOS            UCC 1       0618221                    9/14/91   PacificCorp Capital, Inc.          Lease
Texasgulf Inc.    MC/SOS            UCC 1       0827873                   10/14/91   PacificCorp Capital, Inc.          Lease
Texasgulf Inc.    MC/SOS            UCC 1       0825874                   10/14/91   PacificCorp Capital, Inc.          Lease
Texasgulf Inc.    MC/SOS            UCC 1       0025875                   10/14/91   PacificCorp Capital, Inc.          Lease
Texasgulf Inc.    MC/SOS            UCC 1       0827057                   10/17/91   PacificCorp Capital, Inc.          Lease
Texasgulf Inc.    MC/SOS            UCC 1       0537541                   11/25/91   IBM Corporation                    MES
Texasgulf Inc.    MC/SOS            UCC 1       0842496                    2/19/92   Wachovia Bank and Trust Co.        Lease
Texasgulf Inc.    MC/SOS            UCC 1       0063757                    2/24/92   PacificCorp Capital, Inc.          Lease


                                                                     Con't     Date
Debtor name       Jurisdiction            Result       ID No.        from      Filed       Secured Party               Collateral
-----------       ------------            ------       -----         ------    --------    ------------------------    ----------

Texasgulf, Inc.   MC/SOS                  UCC 1        0671478                  3/17/92    PacificCorp. Capital Inc.   Lease
Texasgulf, Inc.   MC/SOS                  UCC 1        0699913                  4/18/92    PacificCorp. Capital Inc.   Lease
Texasgulf, Inc.   MC/SOS                  UCC 1        0902257                  4/24/92    United Carolina Bank        Saving
Texasgulf, Inc.   MC/SOS                  UCC 1        0919511                  8/26/92    Wachovia Bank and Trust
                                                                                             Co., S.A.                 Lease
Texasgulf, Inc.   MC/SOS                  UCC 1        0952549                 12/22/92    AT&T Credit Corporation     Lease
Texasgulf, Inc.   MC/SOS                  UCC 1        0952740                 12/25/92    PacificCorp. Capital Inc.   Lease
Texasgulf, Inc.   MC/SOS                  UCC 1        0945432                  2/04/93    PacificCorp. Capital Inc.   Lease
Texasgulf, Inc.   MC/SOS                  UCC 1        0992951                  4/20/93    Pacific Atlantic Systems
                                                                                             Leasing, Inc.             Lease
Texasgulf, Inc.   MC/SOS                  UCC 1        1013447                  7/27/93    MM & I                      Copier
Texasgulf, Inc.   MC/SOS                  UCC 1        1036840                  9/14/93    Pacific Atlantic Systems
                                                                                             Leasing, Inc.             Lease
Texasgulf, Inc.   MC/SOS                  UCC 1        1109152                  5/19/94    Pacific Atlantic Systems
                                                                                             Leasing, Inc.             Lease
Texasgulf, Inc.   MC/SOS                  continued    1189151       0992951    5/19/94    Pacific Atlantic Systems
                                                                                             Leasing, Inc.             Lease
Texasgulf, Inc.   MC/SOS                  continued    1117611       04777283   4/15/94    National Bank Connecticut   Lease
Texasgulf, Inc.   MC/SOS                  UCC 1        1159372                 14/20/94    Executive Leasing           -----
Texasgulf, Inc.   MC/SOS                  UCC 1        1144213                 11/18/94    AT&T Credit Corporation     Lease
Texasgulf, Inc.   MC, Cass County         UCC 1        9993593492               7/29/95    Conwest Bank Loan           Equipment
Texasgulf, Inc.   MC/SOS                  UCC 1        585492                   7/29/95    C & J Leasing               Copier
Texasgulf, Inc.   MC/SOS                  continued    59-721         593492   10/04/93    Normal Bank Loan
                                                                                             National Association
Texasgulf, Inc.   TX, Brazeria County     No record
Texasgulf, Inc.   TX, Chambers County     No record
Texasgulf, Inc.   TX, Culberson County    No record
Texasgulf, Inc.   TX, Fort Rand County    No record
Texasgulf, Inc.   TX, Barrie County       No record
Texasgulf, Inc.   TX, Jackson County      No record
Texasgulf, Inc.   TX, Jefferson County    No record
Texasgulf, Inc.   TX, Liberty County      No record
Texasgulf, Inc.   TX, Matagarde County    No record
Texasgulf, Inc.   TX, Wharton County      No record
Texasgulf, Inc.   TX/SOS                  UCC 1        44001980709             10/19/04    Mustang Tractor &
                                                                                             Equipment Company        Excavator
Road Salt, Inc.   UI, Grand County        No record
Road Salt, Inc.   UI, San Juan County     No record
Road Salt, Inc.   UI/SOS                  No record


                                      G-6

Debtor Name             Jurisdiction            Result         ID No.     Con't from      Date Filed    Secured Party     Collateral
-----------             ------------            ------         -----      ----------      ----------    -------------     ----------
Texasgulf Inc.          VA, Corral County       No Record
Texasgulf Inc.          VA, Smythe County       No Record
Texasgulf Inc.          VA, Washington County   No Record
Texasgulf Inc.          VA/Corp. Commission     No Record


3. Agreements related to Beaufort County Industrial Facilities and Pollution Control Financing Authority and Texasgulf, Inc. including:

          Loan Agreement dated as of September 1, 1982 by and between the Beaufort County Industrial Facilities and Pollution Control Financing Authority and Texasgulf, Inc.

          Trust Indenture dated as of September 1, 1982 by and between the Beaufort County Industrial Facilities and Pollution Control Financing Authority and Wachovia Bank and Trust Company, N.A., as Trustees, as amended by the First Supplemental Trust Indenture dated as of December 1, 1987.

          Irrevocable Letter of Credit dated as of December 30, 1987 between Wachovia Bank and Trust Company, N.A. and Union Bank of Switzerland.

          Reimbursement Agreement dated as of December 1, 1987 between Texasgulf, Inc. and Union Bank of Switzerland, New York Branch as amended.

          Guaranty Agreement dated August 7, 1995 between Potash Corporation of Saskatchewan Inc. and Union Bank of Switzerland.

4. Agreements relating to Carteret County Industrial Facilities and Pollution Financing Authority and Texasgulf, Inc. including:

          Loan Agreement dated as of October 1, 1985 between the Carteret County Industrial Facilities and Pollution Control Financing Authority and Texasgulf, Inc.

          Indenture of Trust dated as of October 1, 1985 between the Carteret County Industrial Facilities and Pollution Financing Authority and Wachovia Bank and Trust Company, N.A., as Trustee.

          Letter of Credit Agreement dated as of October 1, 1985 by and between Texasgulf, Inc. and Banque Nationale de Paris, New York Branch, as amended.

          Guaranty Agreement dated as of October 19, 1995 between Potash Corporation of Saskatchewan Inc. and Banque Nationale de Paris, New York Branch.

5. Agreements related to Beaufort County Industrial Facilities and Pollution Control Financing Authority Bond Issue for Pollution Control Project located on Texasgulf's Facility in Beaufort, North Carolina including:

          Loan Agreement dated as of November 1, 1985 between the Beaufort County Industrial Facilities and Pollution Control Financing Authority and Texasgulf, Inc.

          Indenture of Trust dated as of November 1, 1985 between Beaufort County Industrial Facilities and Pollution Control Financing Authority and Wachovia Bank and Trust Company, N.A., as Trustee.

          Letter of Credit Agreement dated as of November 1, 1985, by and between Texasgulf, Inc. and Societe Generale, New York Branch.

          Guaranty Agreement dated as of April 10, 1995 between Potash Corporation of Saskatchewan Inc. and Societe Generale, New York Branch.

6. Agreements related to Industrial Development Revenue Bonds Issued for Kinston, North Carolina Fertilizer Production Facility including:

          Loan Agreement dated as of December 1, 1983, between Lenoir County Industrial Facilities and Pollution Control Financing Authority and Texasgulf, Inc.

          Trust Indenture from the Lenoir County Industrial Facilities and Pollution Control Financing Authority to Wachovia Bank and Trust Company, N.A. securing Lenoir's issuance of the Bonds.

          Letter of Credit Agreement dated as of December 1, 1983 between Texasgulf and Bankers Trust.

          Guaranty Agreement dated as of December 31, 1989 between Elf Aquitaine, Inc. and Bankers Trust dated as of December 15, 1995.

          Agreement to assign, assume and amend the Indenture Loan Agreement and the Letter of Credit Agreement.

7. Agreements related to Industrial Development Authority of the Town of Saltville, Virginia Bond Issue for Pollution Control Project located on Texasgulf's Facility in Saltville, Virginia including:

          Agreement of Sale dated as of December 1, 1985 between Industrial Development Authority of the Town of Saltville, Virginia and Texasgulf, Inc.

          Indenture of Trust dated as of December 1, 1985 between Industrial Development Authority of the Town of Saltville, Virginia and Wachovia Bank and Trust Company, N.A., as Trustee.

          Letter of Credit Agreement as of December 1, 1985 by and between Texasgulf, Inc. and Banque Nationale de Paris, New York Branch.

          Guaranty Agreement dated as of October 19, 1995 between Potash Corporation of Saskatchewan Inc. and Banque Nationale de Paris, New York Branch.

8. Agreements re: Leveraged Lease Financing of a Cogeneration Facility (Lee Creek, North Carolina) including:

          Participation Agreement dated December 1, 1984, as amended.

          Lease Agreement of the Facilities dated as of December 1, 1984 between The Connecticut National Bank and Texasgulf, Inc., as amended.

          Indenture and Security Agreement dated December 1, 1985 from The Connecticut National Bank to Wachovia Bank and Trust Company, as amended.

          Guaranty Agreement dated April 10, 1995 between Potash Corporation of Saskatchewan Inc. and Fleet National Bank of Connecticut.

9.   Agreements re: Leveraged Lease Financing of Railroad Tank Cars including:

          Participation Agreement dated February 1, 1985.

          Lease of Railroad Equipment dated as of February 1, 1985 between The Connecticut National Bank and Texasgulf, Inc.

          Indenture and Security Agreement dated February 1, 1985 from The Connecticut National Bank to Wachovia Bank and Trust Company.

10. Agreements re Leveraged Lease Financing of the #6 Sulphuric Acid Facility (Lee Creek, North Carolina) including:

          Participation Agreement dated December 1, 1985

          Lease Agreement of the Facilities dated as of December 1, 1985 between The Connecticut National Bank and Texasgulf, Inc.

          Indenture and Security Agreement dated December 1, 1985 from The Connecticut National Bank to Wachovia Bank and Trust Company.

          Guaranty Agreement dated December 1, 1985 between Elf Aquitaine, Inc. and The Connecticut National Bank.

          Guaranty dated April 10, 1995 from Potash Corporation of Saskatchewan Inc. to Shawmut Bank Connecticut, N.A.

11. Agreements re: Leveraged Lease Financing of Marion Model 8200-12 Walking Dragline Equipment (Lee Creek, North Carolina) including:

          Participation Agreement dated December 1, 1985, as amended.

          Lease of the Equipment dated as of December 1, 1985 between The Connecticut National Bank and Texasgulf, Inc., as amended.

          Indenture and Security Agreement dated December 1, 1985 from The Connecticut National Bank to Wachovia Bank and Trust Company, as amended.

          Guaranty Agreement dated April 10, 1995 between Potash Corporation of Saskatchewan Inc. and Fleet National Bank of Connecticut.

12. Substantially all of the assets of Arcadian Fertilizer, L.P. ("Fertilizer"), a limited partnership wholly owned by Arcadian and its principal operating subsidiary, are pledged as security. Fertilizers' accounts receivable and inventories secure a revolving credit facility of $100 million. Substantially all of Fertilizers property, plant and equipment secure Arcadians First Mortgage Notes. Funds held in restricted reserve accounts secure payment for certain Notes issued by Arcadian. Refer to the consolidated financial statements and notes thereto of Arcadian for 1995.

                                   SCHEDULE H

                             ADDITIONAL DISCLOSURE


   1. Leveraged Lease Financing of the #6 Sulfuric Acid Facility (Lee Creek, North Carolina), December 1, 1985



      Parties:      PCS Phosphate Company, Inc. (lessee)
                    Greyhound Leasing & Financial Corp. (owner participant) The Connecticut National Bank (owner trustee) Morgan Guaranty Trust Comp. of NY and Morgan Bank (Delaware) (loan participants) Wachovia Bank and Trust Comp (indenture trustee)



      The transfer of common shares of PCS Phosphate to Phosphate Holding Company, Inc. in accordance with the Texasgulf acquisition agreement resulted in a breach of a guaranty agreement ("existing guarantee") between Elf Aquitaine, Inc. (as guarantor) and owner trustee. Such breach will trigger cross default provisions in the equipment lease and result in an event of default under such lease.

      Borrower has entered into discussions with both the owner participant and the loan participant.

      Based on such discussions, Borrower believes that loan participant will not take any action to enforce any rights it may have as a result of such event of default, provided Borrower provides to the owner trustee a guaranty comparable to the existing guarantee.

      Borrower has advised owner participant of the transfer of PCS Phosphate shares and that Borrower will, at the time of closing of the share transfer, provide owner trustee with a guaranty comparable to the existing guaranty and that the existing guaranty will continue in force and effect. Borrower has provided such guarantee. Borrower has received no advice from owner participant as to what, if any, action it intends to take as a result of the transfer.

      Based on the advice of counsel, Borrower believes that owner participant will suffer no damage as a result of the transfer and as such does not have a maintainable cause of action as against PCS Phosphate.